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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAXIMUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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11419 Sunset Hills Road
Reston, Virginia 20190
(703) 251-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 7, 2012

        The 2012 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on March 7, 2012 at 11:00 a.m., Eastern Time, to consider and act upon the following matters:

  1.
  The election of three Class III Directors to serve until the 2015 Annual Meeting of Shareholders.

  2.
  Approval of the Annual Management Bonus Plan, which is intended to satisfy the tax deduction requirements of Internal Revenue Code Section 162(m).

  3.
  Approval of the 2011 Equity Incentive Plan and, in order to satisfy Internal Revenue Code Section 162(m), the performance goals thereunder.

  4.
  An advisory vote to approve the compensation of the Named Executive Officers.

  5.
  The ratification of the appointment of Ernst & Young LLP as our independent public accountants for our 2012 fiscal year.

  6.
  The transaction of any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders of record at the close of business on January 13, 2012 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

        Under Securities and Exchange Commission rules, we have elected to deliver our proxy materials to shareholders over the Internet. That delivery process allows us to provide shareholders with the information they need while at the same time conserving natural resources and lowering the cost of printing and delivery. On or about January 27, 2012, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and 2011 annual report. This notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

        We hope you will attend the meeting. Whether or not you plan to attend, your vote is very important, and we encourage you to vote promptly. There are several ways that you can cast your ballot—by telephone, by Internet, by mail (if you request a paper copy) or in person at the annual meeting.

By Order of the Board of Directors,
January 27, 2012	David R. Francis, Secretary

11419 Sunset Hills Road
Reston, Virginia 20190
(703) 251-8500

PROXY STATEMENT

        Our board of directors is making this proxy statement, our 2011 annual report on Form 10-K and a form of proxy available to you in connection with the solicitation of proxies by the board of directors for use at the 2012 Annual Meeting of Shareholders to be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on March 7, 2012 and at any adjournments of the meeting.

        Pursuant to Securities and Exchange Commission rules, we have elected to provide our proxy materials to our shareholders primarily over the Internet rather than mailing paper copies of those materials to each shareholder. Accordingly, on or about January 27, 2012, we will send a Notice of Internet Availability of Proxy Materials (the "Notice") to shareholders to provide website and other information for the purpose of accessing our proxy materials. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request proxy materials in printed form by mail on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the annual meeting.

GENERAL INFORMATION ABOUT VOTING

        Who can vote.    You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on January 13, 2012. As of that date, 33,739,459 shares of common stock were outstanding and entitled to one vote each at the meeting. You are entitled to one vote on each item voted on at the meeting for each share of common stock that you held on January 13, 2012.

        How to vote your shares.    You may vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, you may vote your shares in any of the following ways:

  •
  By Internet.  You may vote online by accessing www.proxyvote.com and following the on-screen instructions. You will need the control number included on the Notice or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

  •
  By Telephone.  You may vote by calling toll free 1-800-690-6903 and following the instructions. You will need the control number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

  •
  By Mail.  If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided.

  •
  In Person.  If you are a shareholder of record, you may vote in person at the annual meeting. You will receive a ballot when you arrive. If you are a beneficial owner of shares held in street name, you must obtain a legal proxy from the organization that holds your shares in order to vote your shares in person at the annual meeting. Follow the instructions on the Notice to obtain the legal proxy.

        Online and telephone voting are available through 11:59 p.m. Eastern Time on March 6, 2012.

        If you vote by proxy, the named proxies (David N. Walker, Dominic A. Corley and David R. Francis) will vote your shares as you have instructed. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, the proxies will vote your shares in favor of each of the proposals recommended by the board of directors contained in this proxy statement. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, it could result in a "broker non-vote." For more information, see "Abstentions and broker non-votes" below.

        Quorum.    A quorum of shareholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum. Abstentions and shares held of record and voted on any matter by a broker or its nominee are counted in determining whether a quorum is present at the meeting.

        Number of votes required.    The number of votes required to approve each of the proposals scheduled to be presented at the meeting is as follows:

Proposal		Required Vote
1.	Election of directors	For each nominee, a majority of the votes cast are "for" such nominee.
2.	Approval of Annual Management Bonus Plan	A majority of the votes cast are "for" the proposal.
3.	Approval of 2011 Equity Incentive Plan	A majority of the votes cast are "for" the proposal.
4.	Advisory vote on named executive officer compensation	A majority of the votes cast are "for" the proposal.
5.	Ratification of the Audit committee's selection of independent public accountants	A majority of the votes cast are "for" ratification.

        Shares Held Through a Bank, Broker or Other Nominee.    If you hold your shares in "street name" through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should follow the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters but will not be permitted to exercise voting discretion with respect to non-routine matters, as described below. We urge you to provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the meeting.

        Abstentions and broker non-votes.    A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." A broker cannot vote on the election of directors or on matters relating to executive compensation without instructions; therefore, there may be broker non-votes on Proposals 1, 2, 3 and 4. A broker may vote on the ratification of the independent public accountants; therefore, no broker non-votes are expected to exist in connection with Proposal 5. Abstentions and broker non-votes will not count as votes cast with respect to the proposals listed above. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

        Discretionary voting by proxies on other matters.    Aside from the proposals listed above, we do not know of any other proposal that may be presented at the 2012 Annual Meeting. However, if another matter is properly presented at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

        How you may revoke your proxy.    You may revoke your proxy card at any time before we exercise it at the meeting by substituting a subsequent vote using any of the methods described in "How to vote your shares" above or by timely delivering a written notice of revocation to our Corporate Secretary that is dated later than the date of your proxy.

        Expenses of solicitation.    We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and/or personal interviews.

        Shareholders sharing the same surname and address.    In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report, proxy statement or Notice mailed to you, please call or write us at our corporate headquarters, 11419 Sunset Hills Road, Reston, Virginia 20190, Attn: Vice President of Investor Relations, telephone: (800) 368-2152. If you want to receive separate copies of the proxy statement, annual report to shareholders or Notice in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

SECURITY OWNERSHIP

        The following tables show the number of shares of our common stock beneficially owned as of January 1, 2012 (unless otherwise indicated), by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our current directors and executive officers as a group.

        The number of shares beneficially owned by each holder is based upon the rules of the Securities and Exchange Commission ("SEC"). Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power, as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right and shares of restricted stock that will vest with 60 days. Accordingly, this table includes shares that each person has the right to acquire on or before March 1, 2012. Unless otherwise indicated, to the best of our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

        To compute the percentage ownership of any shareholder or group of shareholders in the following tables, the total number of shares deemed outstanding consists of 33,737,263 shares that were outstanding on January 1, 2012.

Security Ownership of Certain Beneficial Owners

        The following table shows the number of shares of our common stock beneficially owned by the only persons known by us to own more than five percent of our outstanding shares of common stock as of January 1, 2012 (unless otherwise indicated):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	2,783,876	(1)	8.25%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,597,723	(2)	7.70%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,093,826	(3)	6.21%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	1,943,226	(4)	5.76%
BAMCO, Inc. 767 Fifth Ave, 49th Floor New York, NY 10153	1,912,960	(5)	5.67%

(1)
According to a Schedule 13G/A filed with the SEC on January 3, 2012, Royce & Associates, LLC reported that it had sole dispositive and voting power over 2,783,876 shares of common stock.

(2)
According to Schedule 13Fs filed with the SEC on November 3, 2011, BlackRock, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, BlackRock Investment Management LLC, BlackRock Group Ltd and BlackRock Japan Co. Ltd reported that, through certain related managers, they had sole dispositive and voting power over 2,597,723 shares of common stock.

(3)
According to a Schedule 13F filed with the SEC on November 15, 2011, The Vanguard Group, Inc. reported that it had sole dispositive power over 2,045,566 shares of common stock, shared dispositive power over 48,260 shares of common stock, sole voting power with respect to 48,260 shares of common stock and no voting power with respect to 2,045,566 shares of common stock.

(4)
According to a Schedule 13F filed with the SEC on November 14, 2011, Lord, Abbett & Co. LLC reported that it had sole dispositive power over 1,943,226 shares of common stock, sole voting power with respect to 1,702,576 shares of common stock and no voting power with respect to 240,650 shares of common stock.

(5)
According to a Schedule 13F filed with the SEC on November 14, 2011, BAMCO, Inc. reported that it had shared dispositive power over 1,912,960 shares of common stock, shared voting power with respect to 1,708,960 shares of common stock and no voting power with respect to 204,000 shares of common stock.

Security Ownership of Management

        The following table shows the number of shares of our common stock beneficially owned by our directors and the nominees for director, the executive officers named in the Summary Compensation Table contained in this proxy statement and all of our current directors and executive officers as a group as of January 1, 2012 (unless otherwise indicated).

	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors
Russell A. Beliveau(2)	39,652	*
John J. Haley	44,948	*
Paul R. Lederer	44,501	*
Richard A. Montoni	364,139	1.08%
Peter B. Pond	72,988	*
Raymond B. Ruddy	188,140	*
Marilyn R. Seymann	61,045	*
James R. Thompson, Jr.	48,616	*
Wellington E. Webb	12,000	*
Named Executive Officers (except Directors)
Mark S. Andrekovich	25,317	*
Bruce L. Caswell	238,836	*
Akbar Piloti	13,323	*
David N. Walker	43,216	*
All directors and executive officers as a group	1,209,566	3.59%

*
Percentage is less than 1% of all outstanding shares of common stock.

(1)
Amounts include shares issuable under stock options exercisable on or before March 1, 2012 as follows: Haley 44,948; Lederer 38,222; Montoni 91,000; Pond 72,988; Ruddy 23,650; Seymann 39,950; Thompson 48,616; Webb 12,000; Caswell 200,800; and all directors and executive officers as a group 572,174. Unvested and deferred restricted stock units ("RSUs") are not included in this calculation.

(2)
Amount includes 39,652 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2011 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

General

        The board of directors currently consists of nine directors. Under our articles of incorporation, the board is divided into three classes, with each class having as nearly equal a number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of shareholders. At the 2012 Annual Meeting, three Class III Directors will be elected to hold office for a three-year term expiring at the 2015 Annual Meeting or until their successors are elected and qualified. The board has nominated Richard A. Montoni, Raymond B. Ruddy and Wellington E. Webb for election as Class III Directors. Mr. Montoni, Mr. Ruddy and Mr. Webb presently serve as our directors. If you sign and return your proxy card, the persons named in the enclosed proxy card will vote to elect these three nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than three. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason a nominee should become unavailable for election prior to the annual meeting, the proxy holders may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

Vote Required

        In 2011, the Company amended its bylaws to provide for majority voting in director elections. In connection with that amendment to the bylaws, the board of directors also adopted a Director Resignation Policy. Under that policy, each director nominee has submitted a written contingent resignation which will become effective only if (i) the director fails to receive the required number of votes for re-election as set forth in the Company's bylaws and (ii) the board of directors accepts the resignation. Accordingly, the affirmative vote of a majority of the total number of votes cast for or against each of Mr. Montoni, Mr. Ruddy and Mr. Webb is required to re-elect each nominee to our board. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting of this matter.

Biographical Information

        The following contains biographical information about the nominees and current directors whose terms of office will continue after the 2012 Annual Meeting. As part of the information below, we have included a brief description of the experience, qualifications, attributes and skills that led to the conclusion that each director should serve on the board. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of January 1, 2012, appears above under "Security Ownership—Security Ownership of Management."

Nominees for Class III Directors (for term expiring in 2015)

Richard A. Montoni
Age 60

        Richard A. Montoni has served as Chief Executive Officer, President and a director of MAXIMUS since 2006. Previously, Mr. Montoni served as our Chief Financial Officer and Treasurer from 2002 to 2006. Mr. Montoni served as Chief Financial Officer for Towers Perrin, a global professional services firm, during April 2006 before rejoining MAXIMUS and his appointment as Chief Executive Officer and President. Before his employment with MAXIMUS, he served as Chief Financial Officer and Executive Vice President for Managed Storage International, Inc. in Broomfield, Colorado from 2000 to 2001. From 1996 to 2000, he was Chief Financial Officer and Executive Vice President for CIBER, Inc., a NYSE-listed company in Englewood, Colorado where he also served as a director until 2002. Before joining CIBER, he was an audit partner with KPMG, LLP, where he worked for nearly

20 years. Mr. Montoni holds a Masters Degree in Accounting from Northeastern University and a Bachelor of Science degree in Economics from Boston University.

        The board of directors believes that Mr. Montoni's qualifications and skills include, among other things, his audit and financial experience together with the detailed knowledge of the operations of the Company he possesses as the current President and Chief Executive Officer.

Raymond B. Ruddy
Age 68

        Raymond B. Ruddy has served as one of our directors since 2004 and Vice Chairman of the Board of Directors since 2005. Mr. Ruddy retired from MAXIMUS in 2001. Before his retirement Mr. Ruddy served as the Chairman of the Board of Directors from 1985 to 2001 and President of our Consulting Group from 1989 to 2000. From 1969 until he joined us, Mr. Ruddy served in various capacities with Touche Ross & Co., including Associate National Director of Consulting from 1982 until 1984 and Director of Management Consulting (Boston, Massachusetts office) from 1978 until 1983. Mr. Ruddy received his M.B.A. from the Wharton School of Business of the University of Pennsylvania and his B.S. in Economics from Holy Cross College.

        The board of directors believes that Mr. Ruddy's qualifications and skills include, among other things, his consulting and financial experience as well as his knowledge of government programs and our consulting business from his prior service with the Company.

Wellington E. Webb
Age 70

        Wellington E. Webb has served as one of our directors since 2003. Since 2003, Mr. Webb has served as President of Webb Group International, an economic development and public relations consulting firm. Mr. Webb served three terms as Mayor of the City and County of Denver, Colorado from 1991 to 2003. Prior to first being elected as Mayor, he served at the state, local, and federal levels of government in several capacities including Denver City Auditor, Executive Director of the Colorado Department of Regulatory Agencies, and Regional Director of the U.S. Department of Health Education and Welfare. Mr. Webb's distinguished public career began in 1972 when he was elected to the Colorado House of Representatives. In 2009, Mr. Webb was nominated by President Obama and approved by the Senate to be Alternate Representative of the United States of America to the Sixty-fourth Session of the General Assembly of the United Nations. Mr. Webb holds a B.A. in Sociology from the Colorado State College at Greeley and a M.A. in Sociology from the University of Northern Colorado. He also holds honorary Doctorates from the University of Colorado at Denver, Metropolitan State College of Denver, University of Northern Colorado, Greeley Colorado and The American Baptist Seminary, Berkeley California.

        The board of directors believes that Mayor Webb's qualifications and skills include, among other things, his extensive experience in state and local government and leadership skills gained during such service.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE THREE NOMINEES SET FORTH ABOVE.

Class I Directors (for term expiring in 2013)

Paul R. Lederer
Age 72

        Paul R. Lederer has served as one of our directors since 2003. Mr. Lederer retired from Federal Mogul in 1998 as Executive Vice President, Worldwide Aftermarket, following its acquisition of Fel-Pro where he served as President and Chief Operating Officer from November 1994 to February 1998. Mr. Lederer brings more than 30 years of management experience and leadership in the commercial business sector to MAXIMUS. During his distinguished career, Mr. Lederer has held various senior positions with Federal Mogul, Fel-Pro, Stant, Epicor Industries, and Parker Hannifin. Mr. Lederer holds a B.A. from the University of Illinois and received his J.D. from Northwestern University.

        Mr. Lederer is a director of Dorman Products, Inc. and O'Reilly Automotive, Inc. He also served as a director of Proliance International, Inc. from 1995 to 2009.

        The board of directors believes that Mr. Lederer's qualifications and skills include, among other things, his experience in various leadership and management positions of large, publicly-traded businesses and public company directorship experience together with his understanding of legal matters.

Peter B. Pond
Age 67

        Peter B. Pond has served as one of our directors since 1997 and as Chairman of the Board since 2001. Mr. Pond is a founder of ALTA Equity Partners LLC, a venture capital firm, and has been a General Partner of that firm since June 2000. Prior to that, Mr. Pond was a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation in Chicago and was head of that company's Midwest Investment Banking Group. Mr. Pond holds a B.S. in Economics from Williams College and an M.B.A. in Finance from the University of Chicago.

        Mr. Pond is a director of Navigant Consulting, Inc.

        The board of directors believes that Mr. Pond's qualifications and skills include, among other things, his experience in the investment and financial industry and as a public company director.

James R. Thompson, Jr.
Age 75

        James R. Thompson, Jr. has served as one of our directors since 2001. Governor Thompson currently serves as Senior Chairman of the international law firm of Winston & Strawn. He was Chairman of the firm from 1993 to 2006. He joined that firm in 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson has served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State's Attorney of Cook County. He is a former Chairman of the President's Intelligence Oversight Board. Governor Thompson also served on the National Commission on Terrorist Attacks Upon the United States (9-11 Commission). Governor Thompson attended the University of Illinois and Washington University, and he received his J.D. from Northwestern University in 1959.

        Governor Thompson is currently a member of the boards of directors of Navigant Consulting, Inc. and John Bean Technologies Corporation. He previously served as a director of FMC Corporation from 1991 to 2007 and as a director of FMC Technologies, Inc. from 2001 to 2009.

        The board of directors believes that Governor Thompson's qualifications and skills include, among other things, his extensive experience in state government, leadership and management skills gained as Governor and chairman of a large law firm, public company directorship experience, as well as his legal background.

Class II Directors (for term expiring in 2014)

Russell A. Beliveau
Age 64

        Russell A. Beliveau has served as a director since 1995. He served as our President of Investor Relations from 2000 until his retirement in 2002 and served as President of Business Development from 1998 until 2000. Prior to that, he served as President of the Government Operations Group from 1995 to 1998. Mr. Beliveau has worked in the health and human services industry since 1983. During that time, he held both government and private sector positions at the senior executive level. Mr. Beliveau's past positions include Vice President of Operations at Foundation Health Corporation of Sacramento, California from 1988 through 1994 and Deputy Associate Commissioner (Medicaid) for the Massachusetts Department of Public Welfare from 1983 until 1988. Mr. Beliveau received his Masters in Business Administration and Management Information Systems from Boston College in 1980 and his B.A. in Psychology from Bridgewater State College in 1974.

        The board of directors believes that Mr. Beliveau's qualifications and skills include, among other things, his experience in state government and managing government health and human services programs and his prior service with the Company.

John J. Haley
Age 62

        John J. Haley has served as one of our directors since 2002. Since January 2010 Mr. Haley has served as the Chief Executive Officer and Chairman of the Board of Towers Watson & Co., a human resources and employee benefits consulting firm formed through the merger of Towers, Perrin, Forster & Crosby, Inc. and Watson Wyatt Worldwide, Inc. Previously he served as President and Chief Executive Officer of Watson Wyatt Worldwide, Inc. since 1999. Mr. Haley joined Watson Wyatt in 1977. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

        Mr. Haley is a director of Towers Watson & Co. and also serves on the board of Hudson Highland Group, Inc. He previously served as a director of Watson Wyatt Worldwide, Inc. from 1992 until its merger with Towers Perrin, Forster & Crosby, Inc. in 2010.

        The board of directors believes that Mr. Haley's qualifications and skills include, among other things, his experience as the Chief Executive Officer and Chairman of the Board of a large, publicly-traded consulting firm together with his knowledge of finances, human resources and compensation matters, as well as his public company directorship experience.

Marilyn R. Seymann
Age 69

        Marilyn R. Seymann has served as one of our directors since 2002. Since 2008 Dr. Seymann has served as President and Chief Executive Officer of M One, Inc., a corporate strategy and governance consulting firm for public and private companies. Also, since 2009 she has served as CEO of the Bruce T. Halle Family Foundation, a charitable foundation. From 2007 to 2008 Dr. Seymann served as Chairman and Chief Executive Officer of the International Institute of the Americas, a college focused on adult education. Before that she was Associate Dean of the College of Law at Arizona State University from 2005 to 2007 and President and Chief Executive Officer of M One, Inc. from 1991 to 2005. Prior to forming M One, she held senior management positions with Chase Bank, Arthur Andersen, and was the Associate Dean of the College of Business at Arizona State University. Dr. Seymann holds a B.A. from Brandeis University, an M.A. from Columbia University, and a Ph.D.

from California Western University. Among her other publications, Dr. Seymann is co-author of The Governance Game: What Every Board Member & Corporate Director Should Know About What Went Wrong in Corporate America & What New Responsibilities They Are Faced With.

        The board of directors believes that Dr. Seymann's qualifications and skills include, among other things, her previous government experience as well as her understanding of finances, the educational system and the consulting industry and her recognized expertise in corporate governance gained through her experience in senior management and leadership positions at various companies and colleges.

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

        Our business and affairs are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and our articles of incorporation and bylaws. Members of the board are kept informed of our business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. Our corporate governance practices are summarized below.

Board Leadership

        MAXIMUS has maintained separate Chief Executive Officer and Chairman of the Board positions since before the Company's initial public offering in 1997. Richard A. Montoni currently serves as Chief Executive Officer, and Peter B. Pond currently serves as Chairman of the Board. We believe that the separation of those roles is appropriate for us because it is a good corporate governance practice that promotes board and director independence from the management team.

Board's Role in Risk Oversight

        The board of directors as a whole oversees the risk management of the Company. The Senior Vice President of Quality and Risk Management regularly reports to the board on operational and financial risks relating to the Company's projects. In addition, the Vice President of Compliance regularly reports to the Audit Committee about compliance with the Company's code of ethics and policies and procedures. The Audit Committee also oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls and liquidity. The Nominating and Governance Committee manages the risks associated with governance issues, such as the independence and performance of the board, and the Compensation Committee is responsible for managing the risks relating to the Company's executive compensation and succession plans and policies.

        Management regularly reports to the board or relevant committee on actions that the Company is taking to manage those risks. The board and management periodically review, evaluate and assess the risks relevant to the Company.

Corporate Governance Guidelines

        The board of directors has adopted Guidelines for Corporate Governance that set forth the practices of the board with respect to management review and responsibility, board composition, selection of directors, operation of the board and meetings, committees of the board, director responsibilities and tenure and evaluation of the board and committees. The Guidelines are available on our Corporate Governance web page at www.maximus.com/investor-relations/corporate-governance. A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

Director Independence

        From time to time, MAXIMUS and its subsidiaries may provide services to, and otherwise conduct business with, companies of which certain members of the board or members of their immediate families are or were directors or officers. To comply with the New York Stock Exchange listing standards, the Guidelines for Corporate Governance establish categorical standards under which the board views the following relationships as impairing a director's independence:

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  a director who is currently, or in the past three years has been, employed by the Company or by any subsidiary of the Company;

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  a director who has accepted, or has any family member who has accepted, payments from the Company or its affiliates in excess of $120,000 within the current fiscal year or any of the past three fiscal years (except for board services, retirement plan benefits, or non-discretionary compensation);

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  a director who has an immediate family member who is, or has been in the past three years, employed by the Company or any subsidiary of the Company as an executive officer;

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  a director who is a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) in the current fiscal year or in any of the last three fiscal years that exceed 2% of consolidated gross revenue for the business, or the Company, for that year, or that exceed $1,000,000, whichever is greater;

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  a director who is employed as an executive officer of another company where any of the Company's executive officers serves on that other company's compensation committee, or such a relationship has existed within the past three years; and

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  a director who (a) has been a partner or employee of the Company's outside auditor within the past three years, (b) has an immediate family member who is a current partner of such a firm, (c) has an immediate family member who is a current employee of such a firm and personally works on the Company's audit, or (d) had an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the Company's audit within that time.

        Apart from the categorical standards, the board of directors also assesses the materiality of a director's relationship with us to ensure that there is no material relationship that would adversely affect the director's independence.

        The board of directors in its business judgment has determined that the following eight directors are independent as defined by New York Stock Exchange listing standards: Russell A. Beliveau, John J. Haley, Paul R. Lederer, Peter B. Pond, Raymond B. Ruddy, Marilyn R. Seymann, James R. Thompson, Jr. and Wellington E. Webb. None of our independent directors, their immediate family members, or employers, is engaged in relationships with us that the categorical standards cover and, as a result, each independent director meets our categorical standards. In addition, with the exception of Governor Thompson, none of the independent directors has any relationship with us, other than being one of our directors.

        Governor Thompson is Senior Chairman of the law firm of Winston & Strawn in Chicago. Winston & Strawn has provided certain legal services to MAXIMUS from 2000 to the present. In 2011, 2010 and 2009, MAXIMUS paid Winston & Strawn $248,748, $150,609 and $934,391, respectively, for legal and business consulting services. Outside of the scope of the categorical standards, the board of directors examined this relationship from a general "facts and circumstances" point of view. That is, the board considered the amounts paid to Winston & Strawn in light of all facts and circumstances involving the relationship, both from the Company's standpoint and from the standpoint of Winston & Strawn. In addition, we engaged Winston & Strawn in accordance with our normal procedures for engaging service providers of these types of services. The board concluded that Governor Thompson's relationship with Winston & Strawn does not impair his independence.

Code of Ethics

        We have adopted a code of ethics that applies to all employees including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. That code, our Standards of Business Conduct and Ethics, can be found posted on our Corporate Governance web page at www.maximus.com/investor-relations/corporate-governance. A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190. The

board regularly reviews our code of ethics, and any amendment of our code of ethics will be reflected on our website.

Board and Committee Meeting Attendance

        Our board expects that its members will prepare for, attend and participate in all board and applicable committee meetings. Our board of directors held 11 meetings during fiscal 2011. During our 2011 fiscal year, each director attended at least 75% of the aggregate of all board and applicable committee meetings held during the period that he or she served as a director.

Executive Sessions

        Executive sessions where non-management directors meet on an informal basis are scheduled either at the beginning or at the end of each regularly scheduled board meeting. Peter B. Pond, the Chairman of the Board, serves as chairman for executive sessions.

Communications with Directors

        Any director may be contacted by writing to him or her c/o MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190. Communications to the non-management directors as a group may be sent to the same address, c/o the Chairman of the Nominating and Governance Committee. We promptly forward such correspondence to the indicated directors.

Committees of the Board

        The standing committees of the board of directors are the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee

        The Audit Committee assists the board of directors in fulfilling its responsibility to oversee management's conduct of our financial reporting processes and audits of our financial statements. The Audit Committee specifically reviews the financial reports and other financial information provided by the Company, our disclosure controls and procedures and internal accounting and financial controls, the internal audit function, the legal compliance and ethics programs, and the annual independent audit process. The Audit Committee operates under a written charter originally adopted by the board in 2000, as subsequently amended. The Audit Committee's charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/investor-relations/corporate-governance. A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

        The members of the Audit Committee are Peter B. Pond (Chair), Paul R. Lederer, Raymond B. Ruddy, Marilyn R. Seymann, and Wellington E. Webb, each of whom is independent as defined by applicable New York Stock Exchange listing standards and SEC regulations governing the qualifications of audit committee members in effect on the date of this proxy statement. The board of directors has determined that all of the committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Pond qualifies as an audit committee financial expert as defined by regulations of the SEC.

        The Audit Committee held six meetings during fiscal 2011. For additional information regarding the committee, see "Audit Information—Report of the Audit Committee" below.

Nominating and Governance Committee

        The Nominating and Governance Committee is comprised of John J. Haley (Chair), Paul R. Lederer, Peter B. Pond, Marilyn R. Seymann, and Wellington E. Webb, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of nominating and governance committee members in effect on the date of this proxy statement. The Nominating and Governance Committee operates under a written charter originally adopted by the board in 2003, as subsequently amended. The Nominating and Governance Committee's charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/investor-relations/corporate-governance. A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190. The Nominating and Governance Committee met two times during fiscal year 2011.

        The purpose of the Nominating and Governance Committee is to identify, evaluate and recommend candidates for membership on the board of directors, to establish and assure the effectiveness of the governance principles of the board and the Company and to establish the compensation of our directors. The Nominating and Governance Committee is responsible for assessing the appropriate mix of skills, qualifications and characteristics for the effective functioning of the board in light of the needs of the Company. The committee considers, at a minimum, the following qualifications in recommending to the board potential new directors, or the continued service of existing directors:

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  personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

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  broad, policy-making level experience in business, government, academia or science to understand business problems and evaluate and formulate solutions;

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  experience and expertise that is useful to the Company and complementary to the background and experience of other directors;

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  willingness and ability to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the board and its committees;

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  commitment to serve on the board over a period of several years to develop knowledge about the Company's principal operations;

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  willingness to represent the best interests of all shareholders and objectively evaluate management performance; and

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  diversity of background and experience.

        As described above, diversity is one of several factors that the committee considers in evaluating director nominees. The Nominating and Governance Committee defines "diversity" broadly to include diversity with respect to background, experience, viewpoints, skill, education, national origin, gender, race, age, culture and current affiliations.

        The Nominating and Governance Committee will consider shareholder recommendations for candidates to serve on the board of directors and would evaluate any such candidate in the same manner described above. Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee if it receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2013 annual meeting, the notice must be received within the time frame set forth in "Shareholder Proposals for Our 2013 Annual Meeting of Shareholders" below. To be in proper form, the notice must include each nominee's written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article I, Section 6, of our bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

        Under the process we use for selecting new board candidates, the President and Chief Executive Officer, the Nominating and Governance Committee or other board members identify the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Chairman of the Nominating and Governance Committee will initiate a search, working with staff support and seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy the criteria and otherwise qualify for membership on the board may be presented to the Nominating and Governance Committee. A determination is made as to whether Nominating and Governance Committee members or board members have relationships with preferred candidates and can initiate contacts. The President and Chief Executive Officer and at least one member of the Nominating and Governance Committee interviews prospective candidates. The Nominating and Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full board of directors.

Compensation Committee

        The Compensation Committee is responsible for reviewing, approving, and overseeing the administration of our compensation and benefit programs, evaluating their effectiveness in supporting our overall business objectives and ensuring an appropriate structure and process for management succession. Specifically, the committee is responsible for:

  •
  evaluating the performance and setting the compensation of the Chief Executive Officer and other members of senior management,

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  reviewing the Company's compensation policies and practices,

  •
  reviewing executive succession plans, and

  •
  reviewing our executive development programs, including the performance evaluation process and incentive compensation programs.

        The Chief Executive Officer provides the Compensation Committee with the financial and strategic performance accomplishments of the executive management team and recommends raises, bonuses and long-term equity awards for those executives. From time to time the Compensation Committee also uses the services of Pay Governance LLC to conduct compensation surveys and to assist in structuring the Company's overall compensation program. The Compensation Committee operates under a written charter originally adopted by the board in 2003, as subsequently amended. The Compensation Committee's charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/investor-relations/corporate-governance. A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

        The members of the Compensation Committee are Marilyn R. Seymann (Chair), Russell A. Beliveau, John J. Haley, Paul R. Lederer, Peter B. Pond and Raymond B. Ruddy, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of compensation committee members in effect on the date of this proxy statement.

        The Compensation Committee held four meetings during fiscal year 2011. For additional information regarding the committee, see "Compensation Committee Report" below.

Annual Meeting Attendance

        We encourage members of the board of directors to attend the annual meeting of shareholders. All of our directors attended the 2011 annual meeting of shareholders.

EXECUTIVE OFFICERS

        Our executive officers and their respective ages and positions are as follows:

Name	Age	Position
Richard A. Montoni	60	Chief Executive Officer, President and Director
Mark S. Andrekovich	50	Chief of Human Capital and President Tax and Employer Services
Bruce L. Caswell	45	President of Health Services
David R. Francis	50	General Counsel and Secretary
Akbar Piloti	54	President of Human Services
David N. Walker	53	Chief Financial Officer and Treasurer

        The following information sets forth biographical information for all executive officers for the past five years. Such information with respect to Richard A. Montoni, the Company's Chief Executive Officer and President, is set forth above in the "Proposal 1—Election of Directors" section.

        Mark S. Andrekovich has served as our Chief of Human Capital since 2005. Since September 2008, he has also served as the President of our Tax and Employer Services Division. Prior to joining MAXIMUS, he worked for a private human capital consulting and executive search firm in Philadelphia, Pennsylvania, where he served as practice leader. In addition, he has more than 25 years of comprehensive human resources experience with multi-national companies such as General Electric, Nordson Corporation and Cytec Industries.

        Bruce L. Caswell has served as the President of Health Services since 2007. Before that he was President of Operations from 2005 to 2007 and President of our Human Services Group from 2004 to 2005. Previously, he worked at IBM Corporation for nine years, serving most recently as Vice President, State and Local Government & Education Industries for IBM Business Consulting Services.

        David R. Francis has served as our General Counsel and Secretary since 1998. He has 25 years of legal experience having previously served in both law firm and in-house attorney positions.

        Akbar M. Piloti has served as the President of Human Services since 2007. Mr. Piloti has been with MAXIMUS since 1989 and has held several senior leadership roles including President of the Workforce Services division from 2000 to 2006 and Chief Operating Officer of the Operations Segment from 2006 to 2007. Mr. Piloti has over 30 years of experience in human services delivery.

        David N. Walker has served as our Chief Financial Officer and Treasurer since 2006. He served as our Vice President and Controller from 2002 to 2006. Mr. Walker served as Senior Vice President, Chief Financial Officer, and Controller for LCC International, in McLean, Virginia from 1999 through 2002. He has more than 25 years of financial management experience.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with the Company's management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for the year ended September 30, 2011 and this Proxy Statement.

Compensation Committee

Marilyn R. Seymann, Chair
Russell A. Beliveau
John J. Haley
Paul R. Lederer
Peter B. Pond
Raymond B. Ruddy

Compensation Committee Interlocks and Insider Participation

        All members of the Compensation Committee are independent outside directors. There are no compensation committee interlocks with other entities with respect to any member of the Compensation Committee.

Compensation Discussion and Analysis

General

        The Compensation Committee of our board of directors reviews and establishes the compensation of our executive officers, including the named executive officers, and provides oversight of our compensation programs. The Compensation Committee consists entirely of non-employee, independent members of our board of directors and operates under a written charter approved by the board of directors.

        During 2011, the Compensation Committee engaged Pay Governance LLC to assist it in carrying out its responsibilities with respect to executive compensation. Pay Governance LLC was asked to review market conditions and peer company practices and to evaluate the Company's executive compensation programs against those benchmarks. Pay Governance LLC performed market analyses of peer group companies and the general market for executive talent, and made recommendations to the Compensation Committee as to the form of and incentive opportunities for executive compensation.

        Information on the Compensation Committee's processes and procedures for the consideration and determination of executive and director compensation is included under the caption "Corporate Governance and the Board of Directors—Committees of the Board—Compensation Committee."

Objectives of Our Compensation Program

        The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner that promotes our growth and profitability and advances the interests of our shareholders. Additional objectives of our executive compensation program are to:

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  align executive pay with shareholders' interests;

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  recognize individual initiative and achievements; and

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  unite the executive management team under common objectives.

Executive Compensation Principles

        The Company's primary focus is on longer-term earnings growth. Accordingly, we endeavor to align our compensation with building shareholder value and encouraging sound long-term decision making by our executives. The Committee monitors the relationship of pay realized over the past three years relative to the Company's performance to ensure our program provides the desired alignment.

        Our executive compensation program consists of base salaries, cash incentive payments in the form of annual bonuses and long-term equity incentives. Long-term equity incentives generally are awarded in the form of restricted stock units ("RSUs"). Before 2007 long-term equity incentives also included stock options. Although the Company has made some stock option awards since then, primarily in connection with executive hires or promotions, the Company presently intends to make future equity awards in the form of RSUs.

        We believe that short-term annual cash incentive compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive officer is personally responsible and accountable and other strategic objectives that will grow long-term shareholder value. Under our program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

        These components of executive compensation are used together to achieve an appropriate balance between cash and equity compensation and between short-term and long-term incentives. A significant portion of each executive officer's total compensation is at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, 76% of the target compensation of the Chief Executive Officer and 63% of the target compensation of the other executive officers is variable, at-risk compensation.

How Executive Pay Levels are Determined

        The Compensation Committee regularly reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full board of directors.

        The Committee monitors the results of the annual advisory 'say-on-pay' proposal and considers those results as one element in connection with the discharge of its responsibilities. A substantial majority of our shareholders (93%) approved the compensation program described in our proxy statement for last year's annual meeting of shareholders, and our executive compensation program remained unchanged in 2011.

        The Company's Chief Executive Officer, the General Counsel/Secretary, the Chief of Human Capital and a representative from Pay Governance LLC regularly attend Compensation Committee Meetings. They are primarily responsible for providing analysis and recommendations to the Committee, but they do not participate in Committee decisions regarding their own compensation. In addition, the Secretary is responsible for documenting the minutes of each meeting, and the Chief Executive Officer and the Chief of Human Capital oversee the implementation of the Committee resolutions.

        In determining the compensation of our executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

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  our financial and operating performance, measured by attainment of specific objectives including earnings per share ("EPS") results, revenue growth, new business awards, client satisfaction, stock price performance and a variety of other financial and non-financial measures;

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  the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;

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  internal pay equity considerations; and

  •
  comparative industry market data to assess compensation competitiveness.

        With respect to comparative industry data, the Compensation Committee reviews executive compensation (including the mix of base salary, bonus and equity compensation elements) and evaluates compensation structures of comparable companies with assistance from its executive compensation consultants, Pay Governance LLC. For these purposes, the committee reviewed compensation practices for several government contractors including SAIC, Unisys, CACI, ManTech, SRA International (acquired by Providence Equity Partners), Ciber, Navigant and Sapient.

Components of Executive Compensation

        The elements of our compensation program in 2011 included base annual salary, short-term incentive compensation under our Management Bonus Plan ("MBP"), and long-term incentives through equity-based awards under our 1997 Equity Incentive Plan. We provide certain retirement benefits through our 401(k) savings plan. We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance.

        Each of the three principal components of executive compensation is designed to reward and provide incentives to executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2011 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

  Base Salary

        Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

        The Compensation Committee approves the salaries for the executive officers. In establishing the salaries, the Compensation Committee balances the need to offer competitive salaries that will limit turnover with the need to maintain careful control of salary and benefit expenses.

        As described above, the Compensation Committee periodically reviews a compensation analysis prepared by Pay Governance LLC, the compensation consultant. The most recent study was conducted in August 2011. The study included the companies identified above and general industry survey data and considered our need to attract and retain a motivated team of skilled executives. In years that a full study is not conducted, the Compensation Committee considers the average market increase for executive talent as provided by the Committee's consultant. The consultant also conducts an annual competitive compensation review of the Chief Executive Officer and Chief Financial Officer positions.

The study reflects that our market for executive talent is broader than just the government business process outsourcing sector. As such, for 2011 we reviewed base pay, cash bonus, long term equity and total compensation data from an industry survey, adjusted for revenue size, as a comparator group. The survey reflected a large cross section of over 800 general industry companies and provided the Compensation Committee with a broad industry comparison. The identity of the specific companies comprising the survey is not disclosed to, or considered by, the Committee in its decision-making process. Individual salaries (except for the salary of the Chief Executive Officer) are recommended by the Chief Executive Officer to the Compensation Committee based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance and experience of the executive officer.

        In making salary determinations for 2011, the Compensation Committee evaluated the financial and strategic contributions of the executive officers based on overall Company financial performance, business unit financial performance, achievements in implementing our long-term strategy, and the recommendations of the Chief Executive Officer. The Compensation Committee gives meaningful weight to the recommendations of the Chief Executive Officer, but the final decisions regarding executive salaries are made by the Compensation Committee. The Chief Executive Officer does not provide any input to the Compensation Committee regarding his own salary. That is determined by the Compensation Committee with the assistance and advice of the outside consultant.

        As President and Chief Executive Officer, Mr. Montoni is compensated pursuant to an employment agreement, which is described under "Supplemental Discussion of Compensation" below. He is eligible for base salary increases and bonuses as the Compensation Committee may determine. In making this determination for 2011, the Compensation Committee evaluated Mr. Montoni's performance based on our financial performance, achievements in implementing our long-term strategy, and the personal observations of the Chief Executive Officer's performance by the members of the Board of Directors. As with the executive officers generally, the Compensation Committee also considered the survey data provided by Pay Governance LLC. No particular weight was given to any particular aspect of the performance of the Chief Executive Officer. As described below, Mr. Caswell is also compensated pursuant to an employment agreement.

        The annual base salaries for our named executive officers for 2011 and the percentage change from 2010 are as indicated below. With the exception of Mr. Piloti, base salaries for executive officers were held flat in 2011 in an effort to promote a greater level of pay for performance through the management bonus plan and long-term equity awards. Mr. Piloti's raise reflected his increased responsibility and success in growing the international human services business as well as desire to better align his base salary with his internal peers.

Name and Position	2011 Annual Salary	Percent Change From 2010
Richard A. Montoni Chief Executive Officer	$700,000	0%
Bruce L. Caswell President of Health Services	$431,000	0%
David N. Walker Chief Financial Officer	$410,000	0%
Akbar Piloti President of Human Services	$400,000	15%
Mark S. Andrekovich Chief of Human Capital and President Tax and Employer Services	$389,000	0%

  Annual Cash Incentives

        Annual cash bonuses, under the Company's Management Bonus Plan ("MBP"), provide an opportunity for employees and executives to earn additional cash rewards for business and individual success. The amount of an individual's target MBP award has been set as a percentage of base pay. Actual awards may vary above or below the target based on individual performance as well as the scope of the individual's responsibility and the market for executives with similar skills and background. The Compensation Committee established the percentages with consideration of survey information originally provided by Pay Governance LLC, the compensation consultant, and they are intended to link a substantial portion of an executive's compensation to the overall performance of the Company. The actual bonus pool is determined by the Company achieving specific levels of earnings per share ("EPS") performance at threshold, target and superior levels. For these purposes, the EPS number is adjusted to eliminate the effects of certain items such as share repurchases, currency gains and losses, mergers and acquisitions, discontinued operations and legal settlements or recoveries. EPS performance over superior level results in additional bonus pool funding. These EPS goals are set by the board of directors at the beginning of the fiscal year and are aligned with shareholder expectations. At the end of the fiscal year, the Committee evaluates the Company's EPS and strategic performance and approves the final amount of the bonus pool. Once the bonus pool is determined, individual awards are based on a combination of business unit and individual contributions.

        For fiscal year 2011, the EPS goals were as follows:

Level	FY11 EPS
Threshold	$1.98
Target	$2.03
Superior	$2.13

        Each executive's target bonus is set as a percent of base pay as follows: Mr. Montoni 70%; Mr. Caswell 45%; Mr. Walker 45%; Mr. Piloti 45% and Mr. Andrekovich 45%. In the case of Mr. Montoni and Mr. Walker, the Compensation Committee awards cash bonuses primarily based on the Company's achieving its EPS goals and other important corporate-wide initiatives. In 2011 those initiatives included increasing the company's global presence in the human services market as well as achieving record EPS. In the case of Mr. Caswell and Mr. Piloti, awards are primarily based on the Compensation Committee's determination of the financial performance of their respective business units compared with the plans set for those units at the beginning of the year. In the case of Mr. Andrekovich the award is based on both the performance of the Company's human resources function as well as the financial performance of the operating division he manages. The actual awards reflect the contributions and impacts of the officers relative to their responsibilities.

        If the threshold level of performance is met, the Committee retains discretion to increase or decrease the bonus pool by 25%. The Committee did not use this discretion in 2011. If the threshold EPS level is not met, the Committee may fund a discretionary bonus pool to recognize individuals or groups of individuals who make exceptional contributions to the Company and to encourage retention of employees and executives. If the superior level of performance is exceeded, the bonus pool will be increased proportionately.

        In 2011, the Company achieved EPS of $2.25, exceeding the superior performance level. Moreover, the Company achieved important strategic objectives, including substantially increasing its business in Australia and the United Kingdom, continuing its focus on risk management and minimizing under-performing projects. Mr. Montoni received a bonus of $775,000 or 158% of his target bonus. That amount reflected Mr. Montoni's contributions to the Company's success in delivering record earnings results in a challenging economic environment, growing and diversifying the core business base internationally, and continuing to improve the risk profile of the Company's portfolio of projects.

Mr. Caswell earned a $525,000 bonus, or 271% of his target bonus, reflecting the solid operating results of the Health Services segment and his emergence as a noted expert in health care reform issues. Mr. Walker earned a $525,000 bonus, or 284% of his target bonus, in recognition of his contributions to the financial performance of the Company including earnings growth from continuing operations of 18% over the previous year. Mr. Piloti earned a $500,000 bonus, or 277% of his target bonus, reflecting superior results in the Human Services segment including substantial growth in the Company's businesses in Australia and the United Kingdom. Mr. Andrekovich earned a $250,000 bonus, or 143% of his target bonus, reflecting his stewardship of the human capital function that contributed to the Company's financial performance and the growth of the commercial client base in the operating division he manages.

        Based on the foregoing, the bonuses awarded to the named executive officers for 2011 and 2010 were as follows:

Name	2011 Bonus	2010 Bonus
Richard A. Montoni Chief Executive Officer	$775,000	$700,000
Bruce L. Caswell President of Health Services	$525,000	$400,000
David N. Walker Chief Financial Officer	$525,000	$400,000
Akbar Piloti President of Human Services	$500,000	$350,000
Mark S. Andrekovich Chief of Human Capital and President Tax and Employer Services	$250,000	$200,000

  Long-Term Equity Incentives

        The Compensation Committee may provide equity incentives to executive officers through long-term awards. In 2011, long-term equity incentives were made to executive officers in the form of RSUs. These awards provide executive officers with an opportunity to accumulate our common stock and build wealth related to that ownership. The goal of the Compensation Committee in granting equity incentives is to directly link an executive's compensation opportunities with shareholder value creation.

        Long-term equity is awarded at the discretion of the Compensation Committee using various factors including retention considerations, individual performance of the executive, increases or decreases in an executive's job responsibilities and financial performance of the Company. The target award levels have been established with reference to the 50th to 75th percentiles total compensation study prepared by Pay Governance LLC as described above. The target award levels were set in 2005 and were reviewed in the study conducted by Pay Governance LLC in August 2011. For Mr. Montoni the target level is 2.5 times base salary, and for Mr. Andrekovich, Mr. Caswell, Mr. Piloti and Mr. Walker the target is 1.25 times base salary. Those targets are designed to link a significant portion of an executive's overall compensation and wealth to the long-term success of the Company.

        The Compensation Committee also employs a multi-year vesting of equity incentive awards. Before 2009, RSUs typically vested in equal installments over a six-year period. For awards in 2009 and later, RSUs vest in equal installments over a five-year period. The Compensation Committee believes that multi-year vesting focuses executive officers on consistent long-term growth of shareholder value and encourages retention.

        Long-term equity awards are generally made in November and take into consideration the scope of the executive's responsibility and the retention objectives of the Company as well as individual performance and the overall performance of the Company for the prior fiscal year. Target award levels are based on an individual's base salary for the year just ended. In November 2010, Mr. Montoni received a long-term equity award valued at $2,100,000 or approximately 120% of his target award; Mr. Caswell received an award valued at $800,000 or approximately 148% of his target award; Mr. Walker received an award valued at $800,000 or approximately 156% of his target award; Mr. Piloti received an award valued at $700,000 or approximately 140% of his target award and Mr. Andrekovich received an award valued at $500,000 or approximately 103% of his target award. The actual awards reflect the Committee's assessment of individual performance as well as the scope of an individual's responsibilities, retention considerations and the market for executives with similar skills and experience.

Executive Equity Ownership Requirements

        Executive officers are required to hold a certain dollar value of equity in the Company. The Chief Executive Officer is required to hold equity equal to 600% of his base salary, and the other executive officers are required to hold equity equal to 150% of their base salaries. For these purposes, "equity" consists of shares owned directly by the officer and the "in-the-money" value of vested stock options.

Retirement, Deferred Compensation and Pension Plans

        We provide additional compensation to our executive officers through various plans which are also available to some or all of our employees. These plans are described below.

  401(k) Savings Plan

        Under our MAXIMUS, Inc. 401(k) Savings Plan, a tax-qualified retirement savings plan, participating employees, including our named executive officers, may contribute up to 75% of eligible earnings on a before-tax basis, up to a limit of $16,500, into their 401(k) Plan accounts. In addition, under the 401(k) Plan, the Company matches an amount equal to fifty cents for each dollar contributed by participating employees on the first 6% of their eligible earnings up to a maximum of $7,350. Amounts held in the 401(k) Plan accounts may not be withdrawn prior to the employee's termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the IRS.

        For purposes of voluntary contributions, no more than $245,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan. Participants who reach age 50 before year end may also contribute, on a before-tax basis and without regard to the $16,500 limit, catch-up contributions of up to $5,500 per year which are not eligible for the employer match.

        We maintain the 401(k) Plan for our employees, including our named executive officers, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The 401(k) Plan permits employees to make such savings in a manner that is relatively tax efficient.

  Deferred Compensation Plan

        MAXIMUS also maintains a non-tax-qualified deferred compensation plan that allows participants to save for the future on a tax-deferred basis. The plan is generally available to highly-compensated employees who may desire to save more than permitted under the Company's 401(k) plan. See the Supplemental Discussion of the Deferred Compensation Plan below.

Severance Payments

        The Company has severance guidelines for executive officers that apply in the event of a lay off or termination of employment for reasons other than cause (and not in connection with a change of control of the Company). The purpose of the guidelines is to have uniform standards that minimize the need for separately-negotiated arrangements and to provide for reasonable consideration in the event of an executive's termination in exchange for a release of all claims against the Company.

        The Company also maintains an income continuity plan for executive officers that provides for severance payments and certain other benefits in the event of a change in control of the Company. The objective of that plan is to assure the Company that it will have the continued services and support of the executives notwithstanding the possibility, threat or occurrence of a change in control. The income continuity plan uses a "double trigger." That is, payments to a participant under the plan are based on both a change in control of the Company as well as a termination of the participant's employment. See the Supplemental Discussion of Potential Payments upon Termination or Change in Control below.

Tax Considerations

        Section 162(m) of the Internal Revenue Code ("Code") places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to our Chief Executive Officer and the three other most highly compensated named executive officers (other than our Chief Financial Officer). Such limit does not apply for "performance-based compensation" as defined in Code Section 162(m). MAXIMUS has revised its Management Bonus Plan and Equity Incentive Plan to allow certain awards under those plans to satisfy the performance-based compensation exception to the Code Section 162(m) limit and is submitting those plans for shareholder approval at our 2012 annual meeting. (See Proposal 2 and Proposal 3 below for detailed information.)

        Assuming those plans are approved by the Company's shareholders, the Company intends to structure future bonus and equity awards in such a manner to allow awards under those plans to satisfy the performance-based compensation exception to the Code Section 162(m) limit and to permit the Company to deduct annual executive compensation in excess of $1 million. To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, however, the Committee has not adopted a policy requirement for all compensation to be deductible.

Annual Compensation of Executive Officers

  Summary Compensation Table

        In the tables and discussion below, we summarize the compensation earned during fiscal years 2009, 2010 and 2011 by (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2011, collectively referred to as the "named executive officers."

 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)(1)	($)	($)(2)	($)
Richard A. Montoni Chief Executive Officer	2011 2010 2009	700,000 700,000 700,000	2,100,000 1,800,000 1,500,000	775,000 700,000 500,000	77,493 58,409 28,632	3,652,493 3,258,409 2,728,632
Bruce L. Caswell President of Health Services	2011 2010 2009	431,000 431,000 431,000	800,000 900,000 850,000	525,000 400,000 250,000	35,358 27,791 15,182	1,791,358 1,758,791 1,546,182
David N. Walker Chief Financial Officer	2011 2010 2009	410,000 410,000 410,000	800,000 600,000 500,000	525,000 400,000 200,000	33,792 27,768 16,356	1,768,792 1,437,768 1,126,356
Akbar Piloti President of Human Services	2011 2010 2009	400,000 347,000 347,000	700,000 450,000 400,000	500,000 350,000 150,000	25,386 20,109 12,460	1,625,386 1,167,109 909,460
Mark S. Andrekovich Chief of Human Capital and President Tax and Employer Services	2011 2010 2009	389,000 389,000 389,000	500,000 450,000 450,000	250,000 200,000 135,000	26,192 22,832 14,015	1,165,192 1,061,832 988,015

(1)
The amounts in this column reflect the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards granted during the applicable year under our 1997 Equity Incentive Plan. For each of the RSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if the awards were vested and issued on the grant date. The amounts shown disregard estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the named executive officers. Amounts disclosed in this column for fiscal 2009 differ from the previously reported amounts for that fiscal year because they have been restated to reflect aggregate grant date fair values of equity awards awarded during the applicable fiscal year in accordance with FASB ASC Topic 718. Prior to fiscal 2010, the amounts reported reflected the dollar amount of expense recognized for financial statement reporting purposes for the applicable fiscal year. The relevant assumptions made in the valuations may be found in Note 15 to the financial statements in the Company's Annual Report on Forms 10-K for the fiscal years ended September 30, 2011.

(2)
The amounts in this column reflect the Company match for 401(k) contributions and the value of dividend equivalents accrued on unvested RSUs. In 2011 all named executive officers received a 401(k) match of $6,125 each. In addition, during 2011 the named executive officers received dividend equivalent shares in the following values: Mr. Montoni $71,368, Mr. Caswell $29,233; Mr. Walker $27,667, Mr. Piloti $19,261 and. Mr. Andrekovich $20,067.

  Supplemental Discussion of Compensation

        As described below, we have entered into employment agreements with Richard A. Montoni and Bruce L. Caswell. We have not entered into employment agreements with any of the other named executive officers. All compensation that we pay to our named executive officers is determined as described above in our "Compensation Discussion and Analysis" section.

        In 2006, we entered into an Executive Employment, Non-Compete and Confidentiality Agreement with Mr. Montoni in connection with his recruitment and appointment as our Chief Executive Officer and President. The employment agreement originally had a four-year term, provided that it could be terminated (i) upon the mutual written consent of the parties, (ii) in the event of Mr. Montoni's death or inability to perform his duties for a continuous period of 120 days or more or (iii) by us for "cause," as defined in the Company's Income Continuity Plan. The agreement was extended in 2009, and the current term continues until 2014. Mr. Montoni's base salary is presently $700,000, and he is eligible to receive an annual cash bonus under our management bonus program based on his and the Company's performance. Mr. Montoni's targeted bonus is 70% of his base salary. Mr. Montoni is also a participant in the Income Continuity Plan and is entitled to participate in stock option or similar plans that currently exist, or that may be established by us from time to time. No severance amounts are owed if Mr. Montoni's employment is terminated for cause. If Mr. Montoni's employment is terminated without cause, or Mr. Montoni terminates his employment for good reason, prior to the expiration of the term of the employment agreement, Mr. Montoni will be entitled to receive the greater of (i) base salary and all benefits described above for the remainder of the term, including the vesting of RSUs and stock options or (ii) the severance benefits specified in the severance guidelines adopted by our Compensation Committee in 2006 described below. The employment agreement subjects Mr. Montoni to confidentiality obligations, and contains certain customary non-compete restrictions on his present and future employment for a period of one year after his termination.

        Mr. Caswell's agreement was effective as of October 1, 2004 and continued for a two-year term at which point it converted to a month-to-month term. Mr. Caswell's base salary is presently $431,000, and he is eligible to receive an annual cash bonus under our annual bonus program based on his and the Company's performance. Mr. Caswell's targeted bonus is 45% of his base salary. Mr. Caswell is also a participant in the Income Continuity Plan and is entitled to participate in stock option or similar plans that currently exist, or that may be established by us from time to time. No severance amounts are owed if Mr. Caswell's employment is terminated for cause. If Mr. Caswell's employment is terminated without cause, or Mr. Caswell terminates his employment for good reason, he would be entitled to receive a lump-sum severance payment equal to six months' base salary and the pro-rated portion of his current annual target bonus. The employment agreement also provides that Mr. Caswell will not compete with us during the term of his employment and for two years after its termination and that he will maintain our trade secrets in strict confidence.

  Grants of Plan-Based Awards Table

        The following table contains information concerning potential payouts under the Management Bonus Plan as well as actual grants of RSU awards to each of the named executive officers during the fiscal year ended September 30, 2011.

Grants of Plan-Based Awards Fiscal Year 2011

	Possible Payouts Under Non-Equity Incentive Plan Awards(1)
				All Other Stock Awards: Number of Shares of Stock or Units
						Grant Date Fair Value of Equity Awards
Name	Threshold	Target	Superior		Grant Date
	($)(2)	($)(3)	($)(4)	(#)		($)(5)
Richard A. Montoni	245,000	490,000	735,000	34,768	11/17/10	2,100,000
Bruce L. Caswell	96,975	193,950	290,925	13,245	11/17/10	800,000
David N. Walker	92,250	184,500	276,750	13,245	11/17/10	800,000
Akbar Piloti	90,000	180,000	270,000	11,589	11/17/10	700,000
Mark S. Andrekovich	87,525	175,050	262,575	8,278	11/17/10	500,000

(1)
These amounts reflect the potential range of payouts under the 2011 Management Bonus Plan.

(2)
Threshold has been established at 50% of the named individual's target bonus.

(3)
Each executive's target bonus is set as a percent of base pay as follows: Mr. Montoni 70%; Mr. Andrekovich 45%; Mr. Caswell 45%; Mr. Piloti 45% and Mr. Walker 45%.

(4)
Superior has been established at 150% of the named individual's target bonus; however, that amount does not constitute an upper limit and may be exceeded if the Company achieves earnings per share above the superior level.

(5)
The amounts in this column reflect the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards awarded during the applicable year under our 1997 Equity Incentive Plan. For each of the RSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The amounts shown disregard estimated forfeitures.

  Supplemental Discussion of Awards

        Dividends are not paid on stock options. Dividends are paid on unvested RSUs in the form of additional RSUs. Those additional RSUs vest over the same period as the underlying awards on which they are paid. Once RSUs vest, they become shares of stock and are entitled to cash dividends and possess all other features of the Company's common stock. Stock options vest in equal annual installments over a four-year period. Before 2009, RSUs vested in equal annual installments over a six-year period. Beginning in 2009, RSU awards vest in equal installments over five years.

        As noted above, Mr. Montoni and Mr. Caswell have employment agreements with the Company. The other named executive officers do not have employment agreements with the Company.

  Outstanding Equity Awards at Fiscal Year-End Table

        In the table below, we list information on the holdings of unexercised stock options and unvested stock awards as of September 30, 2011 for each of the named executive officers.

 Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
	(#)(1)	(#)(1)	($)		(#)		($)(2)
Richard A. Montoni	139,000	0	14.79	06/20/12
					3,068	(3)	107,064
					37,629	(4)	1,313,262
					51,781	(5)	1,807,154
					48,985	(6)	1,709,569
					55,976	(7)	1,953,576
Bruce L. Caswell	30,000	10,000	23.10	10/18/17
	40,000	0	13.64	10/18/16
	100,000	0	17.37	10/18/15
	20,800	0	13.97	10/18/14
					4,181	(4)	145,918
					29,343	(5)	1,024,069
					24,491	(6)	854,749
					21,325	(7)	744,233
David N. Walker					481	(3)	16,784
					1,705	(3)	59,496
					5,043	(8)	175,987
					14,938	(4)	521,319
					17,258	(5)	602,313
					16,328	(6)	569,833
					21,325	(7)	744,233
Akbar Piloti					481	(3)	16,784
					831	(8)	28,998
					8,082	(4)	282,051
					13,808	(5)	481,894
					12,245	(6)	427,339
					18,658	(7)	498,611
Mark S. Andrekovich					4,236	(8)	147,846
					9,475	(4)	330,690
					15,533	(5)	542,104
					12,245	(6)	427,339
					13,327	(7)	465,110

(1)
All stock options vest in equal annual installments over a four-year period from the grant date. For Mr. Montoni, 451,000 shares were granted on June 20, 2006. For Mr. Caswell, 100,000 shares were granted on October 18, 2004, 100,000 shares were granted on October 18, 2005, 40,000 shares were granted on October 18, 2006, and 40,000 shares were granted on October 18, 2007.

(2)
The market value of the restricted stock is based on the $34.90 closing price of a share of our common stock, as reported on the New York Stock Exchange on September 30, 2011.

(3)
RSUs will vest on March 31, 2012, the sixth anniversary of the grant.

(4)
One-third of these RSUs will vest on each of March 31, 2012, March 31, 2013 and March 31, 2014, the fourth, fifth and sixth anniversaries, respectively, of the grant.

(5)
One-third of these RSUs will vest on each of September 30, 2012, September 30, 2013 and September 30, 2014, the fourth, fifth and sixth anniversaries, respectively, of the grant.

(6)
One-third of these RSUs will vest on each of September 30, 2012, September 30, 2013 and September 30, 2014, the third, fourth and fifth anniversaries, respectively, of the grant.

(7)
One-fourth of these RSUs will vest on each of September 30, 2012, September 30, 2013, September 30, 2014 and September 30, 2015, the second, third, fourth and fifth anniversaries, respectively, of the grant.

(8)
One-half of these RSUs will vest on each of March 31, 2012 and March 31, 2013, the fifth and sixth anniversaries, respectively, of the grant.

  Option Exercises and Stock Vested Table

        In the table below, we list information on the exercise of stock options and the vesting of stock awards during the year ended September 30, 2011 for each of the named executive officers.

Option Exercises and Stock Vested Fiscal Year 2011

	Option Exercises		Stock Awards Vested
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)	(#)	($)(2)
Richard A. Montoni	252,000	5,468,345	37,762	2,381,260
Bruce L. Caswell	79,200	1,828,828	14,455	868,702
David N. Walker	63,900	878,001	17,694	972,273
Akbar Piloti	0	0	10,752	620,682
Mark S. Andrekovich	40,000	555,584	13,120	721,708

(1)
The value realized on exercise is calculated as the number of shares acquired on exercise multiplied by the difference between the exercise price of an exercised option and the closing price of the shares on the date of exercise.

(2)
The value realized on vesting is calculated as the number of shares acquired on vesting multiplied by the market value of the underlying shares on the vesting date.

  Nonqualified Deferred Compensation Table

        In the table below, we show the changes in the balance of the named executive officers' nonqualified deferred compensation plans during the year ended September 30, 2011.

Nonqualified Deferred Compensation Fiscal Year 2011

Name(1)	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Bruce L. Caswell	143,100	—	(42,881)	—	464,767

(1)
Mr. Caswell is the only named executive officer who participates in the plan. Mr. Caswell deferred $31,250 of his 2011 bonus, $100,000 of his 2010 bonus and $62,500 of his 2009 bonus.

  Supplemental Discussion of Deferred Compensation Plan

        The MAXIMUS Deferred Compensation Plan is a non-tax-qualified, deferred compensation plan offered by the Company to certain highly-compensated employees including the named executive officers. A participant may elect to defer receipt of up to 80% of salary, 100% of bonus payments and any excess 401(k) Plan refunds. Participants may also defer receipt of all or a portion of their RSU awards. Participants choose from investment alternatives which are used to measure the gains or losses that will be attributed to the participant's deferral account over time. RSU awards are maintained as stock units and distributed only in the form of shares of the Company's stock. The Company does not match any deferrals or guarantee any earnings. As required by IRS regulations, deferral elections are made in a year prior to the year in which the compensation is earned. Elections for the distribution of deferrals may be made during employment as an in-service withdrawal, in a lump sum or installments upon termination of employment, or as a lump sum payment in the event of a change in control of the Company. Distribution elections may be changed in accordance with IRS rules. The Company funds the plan through variable universal life insurance. Participants in the plan are general creditors of the Company for payment of their deferral accounts. The plan has been amended to comply with Section 409A of the Internal Revenue Code.

Potential Payments upon Termination

        The Compensation Committee has adopted severance guidelines that would apply to executive officers in the event of a lay off or termination of employment for reasons other than cause (and not in connection with a change of control of the Company). The guidelines provide for the following benefits in exchange for a release by the executive of all claims against the Company:

  •
  a severance amount equal to one times (two times in the case of the CEO) an executive's base salary plus the lesser of his/her target bonus or previous year's actual bonus;

  •
  one year's worth of executive-level outplacement services;

  •
  benefits continuation for one year;

  •
  unvested stock options and restricted stock units (RSUs) shall generally be forfeited; however, the Compensation Committee retains discretion to approve continued or accelerated vesting, with the expectation that such discretion shall be exercised rarely;

  •
  executives with written agreements or offer letters that address severance shall be entitled to whatever higher level of compensation and benefits might be set forth in those documents.

        The lump sum cash payment for each of the named executive officers, if his employment had been terminated at the end of fiscal year 2011 for reasons other than cause (and not in connection with a change of control of the Company), is reflected in the table below. Each amount reflects current salary and target bonus and includes an estimated amount for continued employee benefits and outplacement services, as described above.

	Cash-Based			Equity-Based
Name	Cash Severance	Misc. Benefits	Total Cash-Based	Stock-Based Awards	Total Pre-Tax Benefit
	($)	($)(1)	($)	($)	($)
Richard A. Montoni	2,380,000	65,000	2,445,000	0	2,445,000
Chief Executive Officer
Bruce L. Caswell	624,950	65,000	689,950	0	689,950
President of Health Services
David N. Walker	594,500	65,000	659,500	0	659,500
Chief Financial Officer
Akbar Piloti	580,000	65,000	645,000	0	645,000
President of Human Services
Mark S. Andrekovich	564,050	65,000	629,050	0	629,050
Chief of Human Capital and President Tax and Employer Services

(1)
The miscellaneous benefits amount includes an estimated $50,000 intended for outplacement services. It also includes 12 months worth of employee benefits which include medical, dental, life insurance, and disability benefits made available to an executive (and his or her eligible dependents) prior to termination.

Potential Payments upon Change of Control

        In 2006, the Compensation Committee also adopted an Income Continuity Program for our executive officers. The program provides each participant with compensation, benefits and rights if the following events occur:

  •
  we terminate the participant's employment without "cause," or a participant resigns for "good reason," within 36 months following a "change of control" (as each of those terms is defined in the program); or

  •
  the participant's employment is terminated one year prior to a change of control at the request of a party involved in such change of control, or otherwise in connection with or in anticipation of a change of control.

        The compensation, benefits and rights to which a participant would be entitled in such an event include the following items:

  •
  a lump sum cash payment equal to the sum of (i) any unpaid salary through the date of termination, (ii) any bonus earned but unpaid as of the date of termination for any previously completed year, (iii) reimbursement for any unreimbursed expenses incurred prior to the date of termination, and (iv) an amount equal to 200% (or 300% in the case of the Chief Executive Officer) of his or her base salary and bonus (which is defined as the higher of the individual's target bonus or the average of the actual bonuses paid over the previous three years);

  •
  the vesting of any unvested stock options, RSUs or similar equity incentives that are outstanding on the date of termination;

  •
  continued eligibility for employee benefits for a period of 24 months (or 36 months in the case of the Chief Executive Officer) following the date of termination;

  •
  a lump sum, payable within ten days following the date of termination, equal to $50,000, which is intended for outplacement and financial planning services; and

  •
  payments to cover certain excise taxes imposed on severance payments received by the participant, such that the executive maintains the same after-tax position had no excise tax obligation existed.

        The program also provides for the continuation of indemnification and director's and officer's liability insurance coverage as permitted by law and the potential reimbursement of the participant's costs and expenses in connection with any legal proceedings relating to the program.

        The initial term of the program continued until December 31, 2009 with automatic one-year renewals commencing on December 31, 2009 and each December 31 thereafter, unless we notify participants no later than October 31 of a particular year that we will not extend the program. The program nevertheless will remain in effect for not less than three years following a change of control.

        The lump sum cash payment for each of the named executive officers, if his employment had been terminated at the end of fiscal year 2011 following a change in control, is reflected in the table below. Each amount reflects current salary and target bonus and includes an estimated amount for continued employee benefits and outplacement and financial planning services, as described above.

	Cash-Based				Equity- Based
Name	Cash Severance	Misc. Benefits	Excise Tax Adjustment	Total Cash-Based	Stock-Based Awards	Total Pre-Tax Benefit
	($)	($)(1)	($)	($)	($)	($)
Richard A. Montoni	3,570,000	95,000	0	3,665,000	6,838,194	10,503,194
Chief Executive Officer
Bruce L. Caswell	1,249,900	80,000	741,439	2,071,339	2,865,852	4,937,191
President of Health Services
David N. Walker	1,189,000	80,000	0	1,269,000	2,669,559	3,938,559
Chief Financial Officer
Akbar Piloti	1,160,000	80,000	0	1,240,000	1,874,127	3,114,127
President of Human Services
Mark S. Andrekovich	1,128,100	80,000	0	1,208,100	1,898,460	3,106,560
Chief of Human Capital and President Tax and Employer Services

(1)
The miscellaneous benefits amount includes an estimated $50,000 intended for outplacement and financial planning services, but which may be used for any purpose. It also includes 24 months worth of employee benefits (36 months in the case of the Chief Executive Officer) which include medical, dental, life insurance and disability benefits made available to an executive (and his or her eligible dependents) prior to a change in control.

DIRECTOR COMPENSATION

Director Compensation Table

        The table below summarizes the compensation paid to our non-employee directors in 2011. Please note that due to the manner in which the value of stock awards is reported, the awards shown below for Mr. Beliveau, Mr. Haley and Dr. Seymann include amounts that will vest over their three-year term of office.

 Director Compensation
Fiscal Year 2011

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)	($)(1)	($)(10)	($)
Russell A. Beliveau(2)	60,000	485,440	0	545,440
John J. Haley(3)	0	550,431	0	550,431
Paul R. Lederer(4)	52,500	65,035	0	117,535
Peter B. Pond(5)	0	267,614	0	267,614
Raymond B. Ruddy(6)	0	152,609	0	152,610
Marilyn R. Seymann(7)	67,500	507,955	0	575,455
James R. Thompson, Jr.(8)	0	117,551	0	117,551
Wellington E. Webb(9)	52,500	60,049	0	112,549

(1)
As we reported last year, the amounts in this column reflect the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards awarded during the applicable year under our 1997 Equity Incentive Plan. For each of the RSU awards, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The amounts shown disregard estimated forfeitures. Prior to fiscal 2010, the amounts reported for stock awards reflected the dollar amount of expense recognized for financial statement reporting purposes for the applicable fiscal year. Because of that change, and because the Company has three directors up for election each year, the compensation for Mr. Beliveau, Mr. Haley and Dr. Seymann reflect the RSU awards granted to them in connection with their re-election to the board of directors at the annual meeting of shareholders in 2011.

(2)
With respect to the award to Mr. Beliveau, the grant date fair value of the equity award calculated under FASB ASC Topic 718 was as follows: 3/18/11, $485,440. As of September 30, 2011, Mr. Beliveau had 17,003 unvested RSUs.

(3)
With respect to the awards to Mr. Haley, the grant date fair values of each equity award calculated under FASB ASC Topic 718 was as follows: 11/17/10, $2,476; 12/1/10, $2,489; 12/2/10, $5,006; 12/15/10, $2,523; 3/17/11, $5,025; 3/18/11, $512,901, 4/27/11, $2,477; 5/5/11, $2,538; 6/14/11, $5,001; 6/15/11, $2,487; 9/13/11, $4,995; 9/14/11, $2,513. As of September 30, 2011, Mr. Haley had 23,955 unvested RSUs.

(4)
With respect to the awards to Mr. Lederer, the grant date fair value of the equity awards calculated under FASB ASC Topic 718 was as follows: 3/18/11, $65,035. As of September 30, 2011, Mr. Lederer had 19,726 unvested RSUs.

(5)
With respect to the awards to Mr. Pond, the grant date fair values of each equity award calculated under FASB ASC Topic 718 was as follows: 11/9/10, $2,515; 11/17/10, $5,013; 12/1/10, $2,489; 12/2/10, $5,006; 12/15/10, $2,523; 2/1/11, $2,510; 3/17/11, $5,025; 3/18/11, $215,038; 4/27/11, $2,477; 5/3/11, $2,519; 5/5/11, $2,538; 6/14/11, $5,001; 6/15/11, $2,487; 8/2/11, $2,486; 9/13/11, $4,995; 9/14/11, $4,992. As of September 30, 2011, Mr. Pond had 43,286 unvested RSUs.

(6)
With respect to the awards to Mr. Ruddy, the grant date fair values of each equity award calculated under FASB ASC Topic 718 was as follows: 11/9/10, $2,515; 11/17/10, $5,013; 12/1/10, $2,489; 12/2/10, $2,503; 12/15/10, $2,523; 2/1/11, $2,510; 3/17/11, $5,025; 3/18/11, $102,536; 4/27/11, $2,477; 5/3/11, $2,519; 5/5/11, $2,538; 6/14/11, $5,001; 6/15/11, $2,487; 8/2/11, $2,486; 9/13/11, $4,995; 9/14/11, $4,992. As of September 30, 2011, Mr. Ruddy had 29,956 unvested RSUs.

(7)
With respect to the awards to Dr. Seymann, the grant date fair value of the equity awards calculated under FASB ASC Topic 718 was as follows: 3/18/11, $507,955. As of September 30, 2011, Dr. Seymann had 19,626 unvested RSUs.

(8)
With respect to the awards to Mr. Thompson, the grant date fair values of each equity award calculated under FASB ASC Topic 718 was as follows: 11/17/10, $2,476; 12/1/10, $2,489; 12/2/10, $5,006; 12/15/10, $2,523; 3/17/11, $5,025; 3/18/11, $80,021; 4/27/11, $2,477; 5/5/11, $2,538; 6/14/11, $5,001; 6/15/11, $2,487; 9/13/11, $4,995; 9/14/11, $2,513. As of September 30, 2011, Mr. Thompson had 25,739 unvested RSUs.

(9)
With respect to the awards to Mr. Webb, the grant date fair values of each equity award calculated under FASB ASC Topic 718 was as follows: 11/9/10, $2,515; 11/17/10, $2,476; 2/1/11, $2,510; 3/18/11, $45,030; 5/3/11, $2,519; 8/2/11, $2,486; 9/14/11, $2,513. As of September 30, 2011, Mr. Webb had 19,007 unvested RSUs.

(10)
There were no option awards to directors in fiscal 2011. As of September 30, 2011, the following stock option awards were outstanding with respect to the directors: Mr. Haley 44,948; Mr. Lederer 38,222; Mr. Pond 74,410; Mr. Ruddy 23,650; Dr. Seymann 39,950; Mr. Thompson 50,516; and Mr. Webb 12,000.

Fees Payable to Non-Employee Directors

        The director compensation for fiscal year 2011 as shown in the chart above is comprised of the following elements. Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors.

  •
  A $65,000 annual retainer (at least $42,500 of which must be received in RSUs), and a fee of $2,500 for each board and committee meeting in which they participate.

  •
  Mr. Pond received an additional $125,000 retainer for his services as Chairman of the Board and an additional $20,000 retainer for his services as Chairman of the Audit Committee.

  •
  Mr. Ruddy received an additional $35,000 retainer for his services as Vice Chairman of the Board.

  •
  Dr. Seymann received an additional $15,000 retainer for her services as Chair of the Compensation Committee.

  •
  Mr. Thompson received an additional $10,000 retainer for his services as the prior Chair of the Nominating and Governance Committee.

  •
  Directors may elect to receive all or a portion of their cash fees in RSUs granted under our 1997 Equity Incentive Plan.

  •
  Any director who is not a MAXIMUS employee is also eligible to receive RSUs upon election and re-election to the board. Under the plan, each award consists of 2,000 RSUs for each year of the term of office to which the director is elected or re-elected, with any period of term of office less than a year deemed a full year. All RSUs awarded to directors in lieu of cash fees have a minimum vesting period of three years, although directors may elect longer vesting periods. During fiscal year 2011, the eligible directors were Mr. Beliveau, Mr. Haley, Mr. Lederer, Mr. Pond, Mr. Ruddy, Dr. Seymann, Mr. Thompson and Mr. Webb.

        From time to time, the Board may establish special committees to oversee particular matters. Directors receive $2,500 per special committee meeting.

        Prior to March 21, 2006, we used stock options instead of RSUs as the form of equity-based compensation for the directors' annual retainers and awards. Each RSU represents one share of common stock that is restricted due to a vesting period.

        We also permit our directors to participate in the health plan that we offer to our employees, although each director who elects to participant must pay the full cost of his or her own premiums in the plan. Currently, Mr. Beliveau, Mr. Pond and Mr. Ruddy are participants in this plan.

Director Equity Ownership Requirements

        Directors are required to hold equity in the Company equal to at least five times their annual retainer. For these purposes, "equity" consists of shares owned directly by the director and the "in-the-money" value of vested stock options.

CERTAIN RELATIONSHIPS
AND RELATED PERSON TRANSACTIONS

        The board of directors reviews and evaluates transactions involving the Company and related persons, including its officers, directors and principal shareholders in accordance with the requirements of the New York Stock Exchange. James R. Thompson, Jr., who has served as one of our directors since March 2001, is a partner at the law firm of Winston & Strawn in Chicago. Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present as described in "Corporate Governance and the Board of Directors—Corporate Governance Guidelines." As discussed, the board of directors has reviewed the Company's relationship with Winston & Strawn and has determined that it serves the best interests of the Company and its shareholders.

 PROPOSAL 2—APPROVAL OF ANNUAL MANAGEMENT BONUS PLAN

Introduction

        On September 14, 2011, the board of directors, upon recommendation by the Compensation Committee, approved and adopted the MAXIMUS, Inc. Annual Management Bonus Plan (the "Bonus Plan") to govern the award and payment of annual bonuses to certain Company executives, and directed that the Bonus Plan be submitted to the shareholders for approval so that payments under the Bonus Plan can qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") to ensure deductibility by the Company for federal income tax purposes. The purpose of the Bonus Plan is to provide a framework that is consistent with Section 162(m) of the Code under which the Company can operate certain executive compensation programs. The Bonus Plan is designed to enhance the Company's ability to attract and retain qualified executives and to provide financial performance incentives to those executives.

        The Bonus Plan is intended to operate in a manner such that payments under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Code. The board believes that it is in the best interests of the Company and its shareholders to ensure that the Company has a shareholder-approved plan under which bonuses paid to its executive officers can be deductible by the Company for federal income tax purposes. Accordingly, the Company has structured the Bonus Plan to satisfy the requirements of Section 162(m) of the Code for "performance-based" compensation. Generally, Section 162(m) of the Code prevents a company from receiving a federal income tax deduction for compensation paid to a "Named Executive Officer" (i.e., the persons named in the Summary Compensation Table as determined under SEC rules) who was employed by the Company on the last day of its fiscal year if such compensation is in excess of $1 million for the fiscal year, except that compensation that qualifies as "performance-based" as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) of the Code is that the company's shareholders have approved the material terms of the performance goals under which compensation may be paid, including (i) the employees eligible to receive compensation, (ii) the description of the business criteria on which the performance goal may be based and (iii) the provisions that enable shareholders to calculate the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Bonus Plan is discussed below, and shareholder approval of the Bonus Plan will be deemed to constitute approval of each of these aspects of the Bonus Plan for purposes of the approval requirements of Section 162(m) of the Code.

        The following summary of the material features of the Bonus Plan is qualified in its entirety by reference to the complete text of the Bonus Plan. The full text of the Bonus Plan is appended hereto as Exhibit A.

Administration

        The Bonus Plan will be administered by the Compensation Committee or a subcommittee thereof (the "Committee") of the board of directors, which will consist solely of two or more "outside directors" as such term is defined under Section 162(m) of the Code. The Committee has complete authority to make any and all decisions regarding the administration of the Bonus Plan, including interpreting the terms of the Bonus Plan, selecting the participants to whom awards may from time to time be paid, determining the terms and conditions of awards made under the Bonus Plan, determining whether payments under the Bonus Plan are to be made in cash or in shares, and whether such payments may be deferred by participants, and making any other determination and taking any other action that the Committee deems necessary or desirable for administration of the Bonus Plan; provided, however, that the Committee shall have no discretion to increase any compensation that would become payable upon attainment of a performance goal. The Committee may delegate various functions to certain officers of the Company to the extent such delegation is not inconsistent with Section 162(m) of the Code.

Eligibility

        An executive officer or other key management employee of the Company designated by the Committee with respect to a performance period shall be a participant in the Bonus Plan and shall continue to be a participant until any award he or she may receive has been paid or forfeited under the terms of the Bonus Plan. No person shall be automatically entitled to participate in the Bonus Plan.

Business Criteria and Maximum Amount of Compensation Payable under the Plan

        Not later than 90 days after the commencement of each performance period or, if earlier, the expiration of 25% of a performance period, the Committee will establish written, objective performance goals for one or more performance periods and will affirm the applicability of the Bonus Plan's formula for determining the maximum incentive award for each participant for such performance period(s). The Bonus Plan defines "performance period" to mean the Company's fiscal year or such other period that the Committee may establish. The maximum incentive award payable to any participant in the Bonus Plan with respect to any fiscal year of the Company is $5 million.

        The Committee shall use any one or more of the following financial measures to establish objective performance goals under the Bonus Plan: earnings growth, earnings per share of common stock, net earnings, operating earnings or income, earnings before interest, taxes, depreciation and amortization (EBITDA), net sales growth, net income (absolute or competitive growth rates comparative), net income applicable to common stock, cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, operating earnings or income per share of common stock, revenues, shareholders' equity, return on shareholders' equity (absolute or peer-group comparative), stock price (absolute or peer-group comparative), absolute and/or relative return on common shareholders' equity, absolute and/or relative return on capital, absolute and/or relative return on assets, economic value added (income in excess of cost of capital), operating margins, total shareholder return, customer satisfaction, quality metrics, expenses or expense reduction, debt-to-capital ratio, market share, and ratio of operating expenses to operating revenues. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items as is consistent with Code Section 162(m), including but not limited to realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

Committee Certification and Determination of Awards

        After the conclusion of each performance period, the Committee will certify, in writing, whether and to what extent the objective performance goals for that performance period have been met by the respective participants and the amount of the maximum incentive award, calculated as described above, for each executive officer who is subject to Section 162(m) of the Code. The selection of participants to whom amounts under the Plan will actually be paid and the amount of such bonus actually paid to a participant will be as determined by the Committee in its sole discretion, including zero, and will be based on such factors that the Committee determines (which may include objective performance criteria other than those established at the beginning of the performance period) provided that the actual amount paid to a participant under the Bonus Plan will not exceed the maximum incentive award with respect to such participant, and the Committee shall have no discretion to increase any compensation that would become payable upon attainment of a performance goal.

Payment of Awards

        Following the Committee's determination of awards to be paid to participants, such awards will be paid in cash, or in the Committee's discretion, in shares of the Company's common stock under a shareholder approved plan of the Company, or any combination thereof. The Committee may establish and approve a program that allows participants to elect to defer the payment of any award.

Non-Exclusivity

        Nothing contained in the Bonus Plan prevents the board from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company's executive officers, directors or other employees, whether or not shareholders approve the Bonus Plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

Termination of Employment and/or Change in Control

        The Committee may determine, in its sole discretion, that an award will be payable pro-rata for a participant who terminates employment due to death or disability. The Committee may also determine, in its sole discretion, whether and in what manner an award shall become payable in the event of a change in control of the Company assuming the specified level of performance has been attained.

Duration and Amendment

        The board may, from time to time, alter, amend, suspend or terminate the Bonus Plan as it deems advisable, subject to any requirement for shareholder approval imposed by applicable law, including Section 162(m) of the Code.

Federal Income Tax Consequences

        The following is a brief description of the material federal income tax consequences associated with payments under the Bonus Plan. State, local and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Bonus Plan. Under present federal income tax law, a Bonus Plan participant will be taxed at ordinary income rates on the award in the year in which such cash is received unless the award is subject to further vesting requirements, deferral under a Company plan or a substantial risk of forfeiture. If a participant elects to defer a portion of the bonus (if such alternatives are made available by the Committee), the participant may be entitled to defer the recognition of income. Generally, and subject to Section 162(m) of the Code, the Company will receive a federal income tax deduction on the amount of income recognized by the participants. Subject to shareholder approval of the Bonus Plan, the failure of any aspect of the Bonus Plan to satisfy Section 162(m) shall not void any action taken by the Committee under the Plan.

New Plan Benefits

        The Committee has designated the current fiscal year as a performance period for which awards may be paid under the Bonus Plan, subject to shareholder approval of the Bonus Plan. If the Bonus Plan is not approved by the shareholders, it is currently contemplated that any other compensation paid to the Company's executive officers that is in excess of $1 million for the current fiscal year and for any subsequent years would not be deductible under Section 162(m) of the Code to the extent that it exceeds the $1 million limit, unless such compensation is deferred pursuant to the Company's compensation programs or paid under another shareholder-approved plan of the Company and otherwise satisfies the conditions for "performance-based compensation" under other exemptions from Section 162(m).

        For fiscal year 2012 the Committee approved using earnings before interest, taxes, depreciation and amortization ("EBITDA") with certain adjustments described below ("Adjusted EBITDA") as the appropriate performance standard for purposes of making awards under the Bonus Plan to executive officers. The adjustments would eliminate the impact of the following items:

  •
  the benefit of any share repurchases

  •
  legal settlements or recoveries (including insurance recoveries)

  •
  discontinued operations gains or losses (including those from divested business units as well as from terminated business lines and practice areas)

  •
  the effects of foreign currency fluctuations

  •
  the effects of mergers or acquisitions.

        For fiscal year 2012 the Committee established the maximum annual bonus award for the CEO as 10% of Adjusted EBITDA, but in no event more than $2 million, and for each of the other named executive officers 5% percent of adjusted EBITDA, but in no event more than $1 million, in each case subject to the Committee's discretion to pay less that such maximum amount. Although a maximum award for executives has been established as a percentage of Adjusted EBITDA, the amounts to be paid are not determinable; therefore, no "New Plan Benefit" table is included.

Vote Required

        The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 2. If you sign and return your proxy card, the proxy holders will vote "for" Proposal No. 2 unless you mark your proxy card otherwise.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 2 TO APPROVE THE MAXIMUS, INC. ANNUAL BONUS PLAN.

 PROPOSAL 3—APPROVAL OF 2011 EQUITY INCENTIVE PLAN

Introduction

        On September 14, 2011, the board of directors, upon recommendation by the Compensation Committee, approved and adopted the MAXIMUS, Inc. 2011 Equity Incentive Plan (the "Equity Plan") to govern equity awards to certain Company executives, service providers and directors, and directed that the Equity Plan be submitted to the shareholders for approval so that payments under the Equity Plan can qualify for deductibility by the Company for federal income tax purposes. The Equity Plan is meant to replace the MAXIMUS, Inc. 1997 Equity Incentive Plan, as amended and the 1997 Director Stock Option Plan (the "Prior Plans"). No further awards will be made under the Prior Plans after shareholder approval of the Equity Plan. The purpose of the Equity Plan is to (a) optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and that link the interests of participants to those of the Company's shareholders, to provide participants with an incentive for excellence in individual performance, to promote teamwork among participants and to attract and retain key employees and consultants of the Company and its affiliates; and (b) to provide a framework that is consistent with Section 162(m) of the Internal Revenue Code (the "Code") under which the Company can operate certain executive compensation programs. The Equity Plan is designed to enhance the Company's ability to attract and retain qualified executives and to provide financial performance incentives to those executives.

        The Equity Plan is intended to operate in a manner such that awards under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Code. The board believes that it is in the best interests of the Company and its shareholders to ensure that the Company has shareholder-approved plans under which equity awards made to its executive officers can be deductible by the Company for federal income tax purposes. Accordingly, the Company has structured the Equity Plan to satisfy the requirements of Section 162(m) of the Code for "performance-based" compensation. Generally, Section 162(m) of the Code prevents a company from receiving a federal income tax deduction for compensation paid to a "Named Executive Officer" (i.e., the persons named in the Summary Compensation Table as determined under SEC rules) who was employed by the Company on the last day of its fiscal year if such compensation is in excess of $1 million for the fiscal year, except that compensation that qualifies as "performance-based" as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) of the Code is that the company's shareholders have approved the material terms of the performance goal under which compensation may be paid, including (i) the employees eligible to receive compensation, (ii) the description of the business criteria on which the performance goal is based and (iii) the formula used to calculate the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Equity Plan is discussed below, and shareholder approval of the Equity Plan will be deemed to constitute approval of each of these aspects of the Equity Plan for purposes of the approval requirements of Section 162(m) of the Code.

        The following summary of the material features of the Equity Plan is qualified in its entirety by reference to the complete text of the Equity Plan. The full text of the Equity Plan is appended hereto as Exhibit B.

Administration

        The Equity Plan will be administered by the Compensation Committee or a subcommittee thereof (the "Committee") of the board of directors, which will consist solely of two or more "outside directors" as such term is defined under Section 162(m) of the Code. The Committee has complete authority to make any and all decisions regarding the administration of the Equity Plan, including interpreting the terms of the Equity Plan, selecting the participants to whom awards may from time to time be paid, determining the terms and conditions of awards made under the Equity Plan, determining whether payments under the Equity Plan are to be made in cash or in shares, and whether such payments may be deferred by participants, and making any other determination and taking any other action that the Committee deems necessary or desirable for administration of the Equity Plan. The Committee may delegate various functions to certain officers of the Company to the extent such delegation is not inconsistent with Section 162(m) of the Code.

Eligibility

        Each executive officer of the Company who is employed by the Company or one of its affiliates on the last day of the Company's fiscal year or of any other performance period established by the Committee is automatically a participant in the Equity Plan. The Committee may also designate other officers and employees as participants under the Equity Plan. However, participants do not automatically receive awards under the Equity Plan, except to the extent that the Committee selects the participant to actually receive an award and determines the amount of such award. Non-employee directors are entitled to participate in the Equity Plan.

Types of Awards

        The Committee may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted units, restricted stock units, performance shares, performance units or other types of equity-based or cash-based incentives approved by the Committee. Such awards shall be accompanied by an award agreement which will provide additional terms and conditions with respect to each grant.

Shares Available and Maximum Amount of Compensation Payable under the Plan

        The Company is not seeking to add additional shares to the Equity Plan at this time. Subject to shareholder approval, awards under the Equity Plan will be paid using the shares available under the Prior Plans. Upon shareholder approval of the Equity Plan, no further awards will be made under the Prior Plans. As of January 1, 2012, there were 1,667,422 available for grants under the Equity Plan. If any award granted under the Equity Plan (or, if approved, after the date on which the Equity Plan is approved by shareholders at the Company's Annual Meeting, a Prior Plan) is canceled, terminates, expires or lapses for any reason, any shares subject to the award will again be available for the grant of an award under the Equity Plan. Common stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for awards under the Equity Plan. Shares issued under the Equity Plan may consist in whole or in part of authorized but unissued shares or treasury shares. In addition, if a share subject to an award is not delivered because the award is settled in cash, then that share will thereafter be deemed to be available for grant. If a share subject to an award is not delivered because it is used to satisfy a tax withholding obligation or used to pay the exercise price of an option, then that share will not thereafter be deemed to be available for grant.

        The maximum number of shares of Company stock subject to stock options or stock appreciation rights that may be granted to any participant in the Equity Plan with respect to a given performance period is the number equal to 20% of the total number of shares reserved for issuance under the Equity Plan as of the date the Equity Plan is approved by the Company's shareholders, except for grants to new hires which shall not exceed the number equal to 30% of the total number of shares reserved for issuance under the Equity Plan as of the date the Equity Plan is approved by the Company's shareholders. In no event, however, will the maximum award to any one participant in a fiscal year exceed 500,000 shares or share equivalents or $5 million for cash-based awards.

Adjustment of Share Limitations and Outstanding Awards upon Certain Events

        If the shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or other similar change in the corporate structure of the Company affecting the shares) or if the number of shares is increased through the payment of a stock dividend, then the Committee (subject, in the case of incentive stock options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which awards may be made under the Equity Plan, (ii) the number and kind of shares subject to outstanding awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding award, provided that the number of shares subject to any award shall always be a whole number.

Code Section 162(m) and Business Criteria

        Not later than 90 days after the commencement of each fiscal year of the Company (or, if earlier, the expiration of 25% of a performance period), the Committee will establish written, objective performance goals for one or more performance periods (which may overlap or run concurrently) and will affirm the applicability of the Equity Plan's formula for determining the maximum equity award for each participant for such performance period(s). The Equity Plan defines "performance period" to mean the Company's fiscal year or such other period that the Committee may establish.

        The Committee shall use any one or more of the following financial measures to establish objective performance goals under the Equity Plan: earnings growth, earnings per share of common stock, net earnings, operating earnings or income, earnings before interest, taxes, depreciation and amortization (EBITDA), net sales growth, net income (absolute or competitive growth rates comparative), net income applicable to common stock, cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, operating earnings or income per share of common stock, revenues, shareholders' equity, return on shareholders' equity (absolute or peer-group comparative), stock price (absolute or peer-group comparative), absolute and/or relative return on common shareholders equity, absolute and/or relative return on capital, absolute and/or relative return on assets, economic value added (income in excess of cost of capital), operating margins, total shareholder return, customer satisfaction, quality metrics, expenses or expense reduction, debt-to-capital ratio, market share and ratio of operating expenses to operating revenues. The Committee may specify any reasonable definition of the performance measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; effects of currency fluctuations; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; discontinued operations; and other non-operating items.

Committee Certification and Determination of Awards

        After the conclusion of each performance period, the Committee will certify, in writing, whether and to what extent the objective performance goals for that performance period have been met by the respective participants and the amount of the maximum equity incentive award, calculated as described above, for each executive officer who is subject to Section 162(m) of the Code. The selection of participants to whom awards under the Equity Plan will actually be made and the amount of such award actually made to a participant will be as determined by the Committee in its sole discretion, including zero, and will be based on such factors that the Committee determines (which may include objective performance criteria other than those established at the beginning of the performance period) provided that the actual award made to a participant under the Equity Plan will not exceed the maximum equity incentive award with respect to such participant.

Payment of Awards

        Following the Committee's determination of awards to be made to participants, such awards will be made in cash or shares of the Company's common stock or combination thereof, as specified in the applicable award agreement. The Committee may establish and approve a program that allows participants to elect to defer the receipt of any award.

Non-Exclusivity

        Nothing contained in the Equity Plan prevents the board from adopting other or additional compensation arrangements that provide for equity awards or other forms of compensation for the Company's executive officers, directors or other employees, whether or not shareholders approve the Equity Plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

Change in Control

        Upon the occurrence of a Change in Control (as defined in the Equity Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (i) any and all outstanding options and stock appreciation rights will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout their entire term (the "Vested Options and SARs"); provided, however, that, with respect to Vested Options and SARs that are not exercised in connection with the Change in Control, such Vested Options and SARs will be subject to the provisions of (v) below, as applicable; (ii) any restriction periods or other restrictions imposed on restricted stock, restricted stock units and restricted units will lapse, except that the degree of vesting associated with those awards that is conditioned on the achievement of performance conditions will be determined as set forth in (iii) or (iv), as applicable; (iii) except as otherwise provided in the award agreement, the vesting of all performance units, performance shares, and performance awards will be accelerated as of the effective date of the Change in Control, and participants will be paid in cash, within thirty days after the effective date of the Change in Control, a pro rata amount based on an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the performance period that elapsed prior to the effective date of the Change in Control; (iv) notwithstanding the foregoing, if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts made pursuant to (ii) and (iii) will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the performance period) based on the length of time within the performance period that elapsed prior to the Change in Control; (v) if the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (A) the continuation of the Vested Options and SARs by the Company, if the Company is the surviving corporation; (B) the assumption of the Vested Options and SARs by the surviving corporation or its parent or subsidiary; (C) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the Vested Options and SARs; or (D) settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be canceled; and (vi) to the extent that restricted stock, restricted units and restricted stock units settle in shares in accordance with their terms upon a Change in Control, such shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the shares held by shareholders of the Company as a result of the Change in Control transaction.

        For purposes of (v), "Change in Control Price" shall mean the fair market value of a share upon a Change in Control, and to the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

Duration and Amendment

        The board may, from time to time, alter, amend, suspend or terminate the Equity Plan as it deems advisable, subject to any requirement for shareholder approval imposed by applicable law, including Section 162(m) of the Code.

Federal Income Tax Consequences

        The following is a general description of the United States federal income tax consequences to participants and the Company relating to nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted units, restricted stock units, performance shares, performance units and other awards that may be granted under the Equity Plan. The Equity Plan is not qualified under the Internal Revenue Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Equity Plan. This description is intended for use by the Company's shareholders in determining how to vote at the Annual Meeting and not as tax advice to persons who receive awards under the Equity Plan.

        Non-qualified stock options.    A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the option is exercised, of the shares received. The participant's tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

        Incentive stock options.    A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant's alternative minimum taxable income.

        Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

        Stock appreciation rights.    A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of our common stock. The participant's tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant's holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

        Restricted stock and restricted units.    Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

        Restricted stock units.    Restricted stock units generally are subject to tax at the time of vesting and the Company generally will have a corresponding deduction when the participant recognizes income.

        Performance shares.    Performance shares generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

        Performance units.    Performance units generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

        Cash awards.    Cash awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

        Compliance with Section 409A of the Internal Revenue Code.    The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Equity Plan. To the extent applicable, it is intended that the Equity Plan and any grants made under the Equity Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Equity Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A.

        If any provision of the Equity Plan or an award agreement needs to be revised to satisfy the requirements of Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Section 409A, while attempting to maintain the same economic results as were intended under the Equity Plan and award agreement. The right to any dividends or dividend equivalents declared and paid on the number of shares underlying a stock option or stock appreciation right may not be contingent, directly or indirectly, upon the exercise of the stock option or stock appreciation right. Further, to the extent necessary to avoid subjecting participants to interest and additional taxes under Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied. Any reference to Section 409A includes any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the Internal Revenue Service.

New Plan Benefits

        The Committee has designated the current fiscal year as a performance period for which awards may be paid under the Equity Plan, subject to shareholder approval of the Equity Plan. If the Equity Plan is not approved by the stockholders, it is currently contemplated that any other compensation paid to the Company's executive officers that is in excess of $1 million for the current fiscal year and for any subsequent years would not be deductible under Section 162(m) of the Code to the extent that it exceeds the $1 million limit, unless such compensation is deferred pursuant to the Company's compensation programs or paid under another stockholder-approved plan of the Company and otherwise satisfies the conditions for "performance-based compensation" under or other exemptions from Section 162(m).

        For fiscal year 2012 the Committee approved using earnings before interest, taxes, depreciation and amortization ("EBITDA") with certain adjustments described below ("Adjusted EBITDA") as the appropriate performance standard for purposes of making awards under the Equity Plan to executive officers. The adjustments would eliminate the impact of the following items:

  •
  the benefit of any share repurchases

  •
  legal settlements or recoveries (including insurance recoveries)

  •
  discontinued operations gains or losses (including those from divested business units as well as from terminated business lines and practice areas)

  •
  the effects of foreign currency fluctuations

  •
  the effects of mergers or acquisitions.

        For fiscal year 2012 the Committee established the maximum long-term equity award for the CEO as 20% of Adjusted EBITDA, but in no event more than $5 million, and for each of the other named executive officers 10% percent of adjusted EBITDA, but in no event more than $2 million, in each case subject to the Committee's discretion to pay less than such maximum amount. Although a maximum award for executives has been established as a percentage of Adjusted EBITDA, the amounts to be paid are not determinable; therefore, no "New Plan Benefit" table is included.

Vote Required

        The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 3. If you sign and return your proxy card, the proxy holders will vote "for" Proposal No. 3 unless you mark your proxy card otherwise.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 3 TO APPROVE THE MAXIMUS, INC. 2011 EQUITY INCENTIVE PLAN.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of September 30, 2011 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans/arrangements approved by the shareholders(2)	2,293,363	$5.40	2,017,645
Equity compensation plans/arrangements not approved by the shareholders	—	—	—
Total	2,293,363	$5.40	2,017,645

(1)
In addition to being available for future issuance upon exercise of options that may be granted after September 30, 2011, all shares under the 1997 Equity Incentive Plan may be issued in the form of restricted stock, performance shares, stock appreciation rights, stock units, or other stock-based awards.

(2)
Includes the 1997 Equity Incentive Plan, the 1997 Employee Stock Purchase Plan and the 1997 Director Stock Option Plan.

PROPOSAL 4—ADVISORY VOTE ON THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

        We are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 16 above), the compensation tables (beginning on page 23 above), and any related material contained in this Proxy Statement. We are providing this vote as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. This proposal, commonly known as a "Say-on-Pay" proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

  "Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement."

Discussion

        We believe that our compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are closely aligned with the long-term interests of the Company and its shareholders. MAXIMUS has been successful in attracting and retaining highly-qualified executives who helped the Company deliver record earnings per share in 2011, and that performance was reflected in the value of our stock.

        The Compensation Committee evaluates the Company's compensation practices regularly to ensure that those practices are both responsible and properly aligned with the long-term interests of our owners. Those practices include:

  •
  substantial emphasis on performance-based incentive compensation—76% of the target compensation of the CEO and 63% of the target compensation of the other executive officers is variable, at-risk compensation

  •
  no guarantees of salary increases, bonuses or equity awards

  •
  very modest executive benefits and perquisites

  •
  no extraordinary relocation benefits (including home buy-outs)

  •
  no repricing of stock options without mandatory shareholder consent

  •
  change-in-control payments based on a "double trigger" (i.e., a change in control coupled with a termination of employment)

  •
  equity ownership requirements for directors and executive officers

  •
  reasonable "burn rate" for equity awards

  •
  overall compensation in-line with comparable companies.

        The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 4. If you sign and return your proxy card, the proxy holders will vote "for" Proposal No. 4 unless you mark your proxy card otherwise.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL CONTAINED IN THIS PROXY STATEMENT.

 PROPOSAL 5—RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee and the board of directors has appointed, and requests shareholder ratification of, the firm of Ernst & Young LLP as independent public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2012. Ernst & Young LLP has audited our consolidated financial statements for the fiscal years ended September 30, 2011 and 2010. A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

        Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

        Although our Amended and Restated Bylaws do not require shareholder ratification or otherwise, as a matter of good corporate governance, the Board of Directors is requesting that shareholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

        The affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting is required for adoption of Proposal No. 5. If you sign and return your proxy card, the proxy holders will vote "for" Proposal No. 5 unless you mark your proxy card otherwise.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

 AUDIT INFORMATION

        The Audit Committee operates under a written charter that the board of directors has adopted. The members of the Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

Fees of Independent Public Accountants

Audit Fees

        Fees for audit services totaled approximately $1,041,704 in the 2011 fiscal year and $1,007,755 in the 2010 fiscal year. Those fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, Sarbanes-Oxley Act Section 404 attest services and statutory audits required internationally.

Audit-Related Fees

        Fees for audit-related services primarily included services related to acquisitions and divestitures and totaled approximately $92,431 in the 2011 fiscal year and $37,017 in the 2010 fiscal year. Audit-related services principally include due diligence services and accounting consultations.

Tax Fees

        Fees for tax services, including tax advice and tax planning, totaled approximately $20,920 in the 2011 fiscal year and $22,488 in the 2010 fiscal year.

All Other Fees

        There were no fees for other services rendered to us by Ernst & Young LLP for the 2011 and 2010 fiscal years, other than the fees disclosed in the preceding three paragraphs of this proxy statement.

Report of the Audit Committee

        The Audit Committee is composed of five directors, each of whom is independent within the meaning of the listing standards of the New York Stock Exchange and SEC regulations. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

        Management is responsible for:

  •
  establishing and maintaining our internal control over financial reporting;

  •
  assessing the effectiveness of our internal control over financial reporting as of the end of each year; and

  •
  the preparation, presentation and integrity of our consolidated financial statements.

        Our independent registered public accounting firm is responsible for:

  •
  performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

  •
  expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles; and

  •
  expressing an opinion as to management's assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting.

        The Audit Committee is responsible for:

  •
  the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us; and

  •
  overseeing and reviewing our accounting and financial reporting processes.

        In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our audited consolidated financial statements for the year ended September 30, 2011 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these audited consolidated financial statements with management and Ernst & Young LLP, including the scope of the independent registered public accounting firm's responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the firm's independence from the Company.

        In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Ernst & Young LLP its opinion as to both the effectiveness of our internal control over financial reporting and management's assessment thereof.

        Based upon its discussions with management and Ernst & Young LLP and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2011 for filing with the Securities and Exchange Commission.

Audit Committee

Peter B. Pond (Chair)
Paul R. Lederer
Raymond B. Ruddy
Marilyn R. Seymann
Wellington E. Webb

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of permitted services before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services. All audit, audit-related, tax services, and other services performed by Ernst & Young LLP and described above were pre-approved in accordance with our pre-approval policy.

SHAREHOLDER PROPOSALS FOR
OUR 2013 ANNUAL MEETING OF SHAREHOLDERS

        Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting. However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder's notice within 15 days after our notice or disclosure was given. A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

        Any proposal you intend to present at the 2013 Annual Meeting of Shareholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must be received by MAXIMUS at our principal office at 11419 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, not later than September 30, 2012 if you wish to have it included in the proxy statement and form of proxy for that meeting.

        In addition, if we do not receive your proposal for presentation at the 2013 Annual Meeting at least 45 days before the meeting, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2013 Annual Meeting.

 OTHER MATERIALS

        Our 2011 Annual Report, which includes our Annual Report on Form 10-K for our 2011 fiscal year as filed with the SEC on November 14, 2011, is being made available to you on the Internet along with this notice and proxy statement on or about January 27, 2012.

        Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2011 fiscal year. Requests should be directed to the Vice President of Investor Relations, MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

By Order of the Board of Directors,
David R. Francis, Secretary
January 27, 2012

EXHIBIT A

MAXIMUS, Inc. Annual Management Bonus Plan

ARTICLE 1
Statement of Purpose

        The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company's objectives. The Plan's goals are to be achieved by providing key executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of Awards that may qualify as performance-based compensation under Code Section 162(m).

ARTICLE 2
Definitions

        The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1
"Affiliate" means any parent, subsidiary or other entity that is directly or indirectly controlled by, or controls, the Company.

2.2
"Award" means, with respect to each Participant, the award determined by the Committee under Section 4.3 for the Performance Period, subject to the Committee's authority to eliminate or reduce the Award otherwise payable.

2.3
"Base Salary" means, as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be determined before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored benefit plans or deferral arrangements.

2.4
"Board" means the MAXIMUS, Inc. Board of Directors.

2.5
"Code" means the Internal Revenue Code of 1986, as amended.

2.6
"Committee" means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for "outside directors" under Section 162(m) and the regulations thereunder, as in effect from time to time, and the independence requirements of the New York Stock Exchange, Inc. ("NYSE") or any other applicable exchange on which the Company's common equity is at the time listed.

2.7
"Company" means MAXIMUS, Inc. and any of its Affiliates that adopt this Plan or that have employees who are Participants under this Plan.

2.8
"Determination Date" means the date that is 90 days after the beginning of the Performance Period or, if earlier, the date on which no more than 25% of the Performance Period has elapsed.

2.9
"Disability" means permanent and total disability as defined in the Company's long term disability plan or, if no such plan is then in effect, as defined in Code Section 22(e)(3).

2.10
"Executive Officer" means any Company employee who is an "executive officer" as defined in Rule 3b-7 promulgated under the Exchange Act.

2.11
"Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12
"Maximum Award" means as to any Participant for any fiscal year of the Company, $5 million.

2.13
"Participant" means an Executive Officer or key management employee as described in Article 3 of this Plan.

2.14
"Performance Period" means the period for which an Award may be made. Unless otherwise specified by the Committee, the Performance Period shall be the Company's fiscal year.

2.15
"Plan" means this MAXIMUS, Inc. Annual Management Bonus Plan, as it may be amended from time to time.

2.16
"SEC" means the Securities and Exchange Commission.

2.17
"Section 162(m)" means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.

ARTICLE 3
Participation

        An Executive Officer or other key management employee of the Company designated by the Committee with respect to a Performance Period shall be a Participant in this Plan and shall continue to be a Participant until any Award he may receive has been paid or forfeited under the terms of this Plan. No person shall be automatically entitled to participate in the Plan.

ARTICLE 4
Incentive Awards

4.1
Objective Performance Goals.    The Committee shall establish written, objective performance goals for a Performance Period no later than the Determination Date. The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2. Objective performance goals may also include operational goals such as productivity, safety, other strategic objectives and individual performance goals. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for MAXIMUS, Inc., for one or more of its Affiliates, divisions, business or organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two.

4.2
Financial Measures.    The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 4.1: earnings growth, earnings per share of common stock, net earnings, operating earnings or income, earnings before interest, taxes, depreciation and amortization (EBITDA), net sales growth, net income (absolute or competitive growth rates comparative), net income applicable to common stock, cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, operating earnings or income per share of common stock, revenues, shareholders' equity, return on shareholders' equity (absolute or peer-group comparative), stock price (absolute or peer-group comparative), absolute and/or relative return on common shareholders equity, absolute and/or relative return on capital, absolute and/or relative return on assets, economic value added (income in excess of cost of capital), operating margins, total shareholder return, customer satisfaction, quality metrics, expenses or expense reduction, debt-to-capital ratio, market share, and ratio of operating expenses to operating revenues. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items as is consistent with Code Section 162(m), including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

4.3
Award.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a formula, matrix or other objective mechanism for determining the Award (if any) that may be payable to each Participant upon achievement of the applicable objective performance goals. Each formula shall be set forth in writing and may provide one or more levels of Award (e.g., "Target", "Threshold", "Maximum", etc.), as determined by the Committee; provided, however, that in no event shall a Participant's Award for any Performance Period exceed the Maximum Award. For any Performance Period, the Committee shall have sole and absolute discretion to adjust the amount of or eliminate entirely, the award that would otherwise be payable to a Participant under the Award formula, provided, however, that for any Award that is subject to Code Section 162(m), the Committee shall have discretion to reduce the amount of such Award or eliminate the Award entirely, but not to increase the amount of any Award.

4.4
Performance Evaluation.    Within a reasonable time after the close of a Performance Period, the Committee shall determine whether and to what extent the objective performance goals established for that Performance Period have been met by the respective Participants. If the objective performance goals and any other material terms established by the Committee have been met by a Participant, the Committee shall so certify in writing with respect to such Participant.

4.5
Payment or Deferral of the Award.

          (a)   As soon as practicable after the Committee's determination under Section 4.4, but subject to Section 4.5(b), the Company shall pay the Award to the Participant. Payments under the Plan shall be no later than the December 15th occurring immediately after the end of the Performance Period, unless such Award has otherwise been deferred pursuant to Section 4.5(b). The Company shall have the right to deduct from any Award, any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is otherwise required to deduct.

          (b)   Subject to the Committee's approval and applicable law, Participants may request that payments of an Award be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election pursuant to such rules and procedures as the Committee may establish from time to time consistent with Code Section 409A.

4.6
Eligibility for Payments.

          (a)   Except as otherwise provided in this Section 4.6, a Participant shall be eligible to receive an Award for a Performance Period only if such Participant is employed by the Company continuously from the beginning of the Performance Period to the payment date of the Award.

          (b)   Under Section 4.6(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the date that an Award or payment of the Award is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Award or payment.

          (c)   The Committee may determine, in its sole discretion, that an Award will be payable pro-rata for a Participant who either becomes eligible to participate during the Performance Period or terminates employment due to his death or Disability. The Committee may also determine, in its sole discretion, whether and in what manner an Award shall become payable in the event of a change in control of the Company assuming the specified level of performance has been attained.

ARTICLE 5
Administration

5.1
General Administration.    This Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish. Subject to the terms and conditions of this Plan and Section 162(m), the Committee is authorized and empowered in its sole discretion to select or approve Participants and to make Awards in such amounts and upon such terms and conditions as it shall determine.

5.2
Administrative Rules.    The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions. Subject to the requirements of Section 162(m), the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan.

5.3
Committee Members Not Eligible.    No member of the Committee shall be eligible to participate in this Plan.

5.4
Committee Members Not Liable.    The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals for a Performance Period have been met. Neither the Committee nor any member shall be liable for any action or determination made in good faith with respect to this Plan or any Award made hereunder.

5.5
Decisions Binding.    All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on MAXIMUS, Inc. and its Affiliates and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.

5.6
Application of Section 162(m); Shareholder Approval.

          (a)   This Plan is intended to be administered, interpreted and construed so that Award payments remain tax deductible to the Company and unlimited by Section 162(m), which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee, or the Board, may, without shareholder approval, amend this Plan retroactively or prospectively to the extent it determines necessary to comply with any subsequent amendment or clarification of Section 162(m) required to preserve the Company's Federal income tax deduction for compensation paid pursuant to this Plan.

          (b)   Payment of all Awards under the Plan shall be contingent upon shareholder approval of this Plan in accordance with Section 162(m), the regulations thereunder and other applicable U.S. Treasury regulations. Unless and until such shareholder approval is obtained, no Award shall be paid pursuant to this Plan.

ARTICLE 6
Amendments; Termination

        This Plan may be amended or terminated by the Board or the Committee. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. An amendment to this Plan shall not be effective without the prior approval of the shareholders of MAXIMUS, Inc. if such approval is necessary to continue to qualify Awards as performance-based compensation under Section 162(m), or otherwise under Treasury or SEC regulations, the rules of the NYSE or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to Awards made before the effective date of such amendment. A Participant's rights with respect to any Awards made to him may not be abridged by any amendment, modification or termination of this Plan without his individual consent.

ARTICLE 7
Other Provisions

7.1
Duration of the Plan.    This Plan is effective as of October 1, 2011 (the "Effective Date"), subject to the approval of the shareholders of the Company. This Plan shall remain in effect until all Awards made under this Plan have been paid or forfeited under the terms of this Plan, and all Performance Periods related to Awards made under this Plan have expired. No Awards may be made under this Plan for any Performance Period that would end after December 31, 2015 unless the Board, subject to any shareholder approval that may then be required to continue to qualify this Plan as a performance-based plan under Section 162(m), extends this Plan.

7.2
Awards Not Assignable.    No Award or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

7.3
Participant's Rights.    The right of any Participant to receive any payments under an Award granted to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant's participation in this Plan for any prior Performance Period, or because the Committee has made a written certification under Section 4.4 for the Performance Period. Moreover, there is not obligation for uniform treatment for Participants under this Plan.

7.4
Termination of Employment.    The Company retains the right to terminate the employment of any Participant or other employee at any time for any reason or no reason, and an Award is not, and shall not be construed in any manner to be, a waiver of such right.

7.5
Exclusion from Benefits.    Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

7.6
Successors.    Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company's business or assets, shall assume the Company's liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.7
Law Governing Construction.    The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the Commonwealth of Virginia, except to the extent that such law is preempted by Federal law.

7.8
Headings Not a Part Hereto.    Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.9
Severability of Provisions.    If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.

*    *    *    *    *

EXHIBIT B

MAXIMUS, INC.
2011 EQUITY INCENTIVE PLAN

B-i

MAXIMUS, INC.
2011 EQUITY INCENTIVE PLAN

Article 1. Establishment, Objectives and Duration

        1.1    Establishment of the Plan.    MAXIMUS, Inc., a Virginia corporation, hereby establishes its long-term equity incentive compensation plan, to be known as the "MAXIMUS, Inc. 2011 Equity Incentive Plan" as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units, Performance Awards, and other cash and equity incentive awards.

        The Plan is effective as of the Effective Date, as defined in Article 2, and will remain in effect as provided in Section 1.3 hereof.

        1.2    Objectives of the Plan.    The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and that link the interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to attract and retain key employees and consultants of the Company and its Affiliates.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success, and to allow Participants to share in the success of the Company.

        1.3    Duration of the Plan.    The Plan will commence on the Effective Date, as defined in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the ten year anniversary of the Effective Date.

Article 2. Definitions

        Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

        "Affiliates" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock. Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, "Affiliates" means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). The minimum percentage of ownership or control in the previous sentence shall be raised from ten percent to twenty percent for purposes of determining timing of payment of an Award, or amount payable with respect to an Award, that is "deferred compensation" for purposes of Code Section 409A, if payment of such Award or amount would be accelerated or otherwise triggered by the employee's termination of employment.

        "Award" means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units or other types of equity-based or cash-based incentives hereafter approved by the Committee.

        "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

        "Beneficial Owner" or "Beneficial Ownership" has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Cause" has the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate. If there is no such agreement, "Cause" means:

  (a)
  the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate;

  (b)
  the Participant's engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise; or

  (c)
  the Participant's commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise.

        Unless otherwise defined in the Participant's employment or severance agreement, an act or omission is "willful" for the purpose of determining whether a termination of employment was made for "Cause" if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

        In addition, Cause shall be deemed to have occurred if, on the date Participant's Service terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

        "Change in Control" of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied.

  (a)
  The "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act) of securities representing more than twenty-five percent (25%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities") is accumulated, held or acquired by a Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate thereof, or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (c) of this definition will not be a Change of Control under this subparagraph (a), and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 25% or more of the Company Voting Securities; or

  (b)
  Individuals who, as of the effective date of this Plan, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that an individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (c)
  Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination: (i) more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (d)
  Approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

        However, in no event will a Change of Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change of Control transaction. A Participant will be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity holder in the purchasing company or group (except: (i) passive ownership of less than 2% of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change of Control by a majority of the nonemployee continuing directors).

        Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is "deferred compensation" for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a "Change in Control," then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a "change in control event" as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a "Change in Control" as defined herein but payment of such Award would violate the provisions of Code

Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for "outside directors" under Section 162(m) and the regulations thereunder, as in effect from time to time, and the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which the Company's common equity is at the time listed.

        "Common Stock" or "Stock" means the common stock of the Company.

        "Company" means MAXIMUS, Inc.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        "Director" means any individual who is a member of the Board of Directors.

        "Disability" means (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an ISO, "Disability" will have the meaning set forth in Section 22(e)(3) of the Code, which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

        Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is "deferred compensation" for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a "Disability," then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to refer to a Participant who is "disabled," as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a "Disability" as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

        "Effective Date" means October 1, 2011.

        "Eligible Employee" or "Employee" means any employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will also be considered Eligible Employees and Employees under this Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        Notwithstanding the foregoing, for purposes of Awards intended to be exempt from Code Section 409A, the Fair Market Value shall be no less than the "fair market value," as such term is defined for purposes of Code Section 409A.

        "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7.

        "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

        "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

        "Participant" means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan. The term "Participant" will also include Directors who are not employees of the Company or an Affiliate for purposes of Awards under the Plan or consultants to the Company or an Affiliate.

        "Performance Award" means a right to receive cash or Shares (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria pursuant to Article 9.

        "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

        "Performance Criteria" means the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards, or Performance Units has been earned.

        "Performance Period" means the time period during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under Article 9.

        "Performance Share" means an award with an initial value equal to the Fair Market Value on the date of grant which is based on the Participant's attainment of performance objectives, as described in Article 9.

        "Performance Unit" means an award with an initial value established by the Committee at the time of grant which is based on the Participant's attainment of performance objectives, as described in Article 9.

        "Person" has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        "Plan" means the MAXIMUS, Inc. 2011 Equity Incentive Plan, as set forth in this document.

        "Prior Plans" means the MAXIMUS, Inc. 1997 Equity Incentive Plan (as amended through March 22, 2006) and the MAXIMUS, Inc. 1997 Director Stock Option Plan.

        "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

        "Restriction Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the Restricted Stock is not vested.

        "Restricted Stock" means a contingent grant of stock awarded to a Participant pursuant to Article 8.

        "Restricted Stock Unit" means a Restricted Unit granted to a Participant, as described in Article 8, that is payable in Shares.

        "Restricted Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares.

        "Retirement" means termination of employment on or after reaching the age established by the Company as the normal retirement age in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates.

        "Service" means services performed for the Company or its Affiliates as an Employee, Director, consultant, or independent contractor.

        "Shares" means the shares of common stock, no par value, of the Company, including their associated preferred share purchase rights, if applicable.

        "Stock Appreciation Right" or "SAR" means an Award consisting of a right to receive any excess in value of shares of common stock over the exercise price, granted alone or in connection with a related Option, and designated as an SAR pursuant to the terms of Article 7.

        "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

Article 3. Administration

        3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

        3.2    Authority of the Committee.    Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Eligible Employees to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the

Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, employees, Participants and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Grants.    Subject to adjustment as provided in Sections 4.2 and 4.3, the number of shares of Common Stock that may be issued or transferred to Participants under the Plan is the number of shares available for the grant of future awards under the Prior Plans as of the date the Plan is approved by the Company's shareholders. No additional awards shall be made under the Prior Plans on or after the date the Plan is approved by the Company's shareholders. Notwithstanding any other provision of the Plan, the aggregate number of shares of Common Stock subject to Options, including ISOs, and SARs that may be granted within any fiscal year to any one Eligible Person under the Plan shall not exceed the number equal to 20% of the total number of shares reserved for issuance under the Plan as of the date the Plan is approved by the Company's shareholders, except for grants to new hires during the fiscal year of hiring which shall not exceed the number equal to 30% of the total number of shares reserved for issuance under the Plan as of the date the Plan is approved by the Company's shareholders. The foregoing limit set forth in this Section 4.1 shall be construed to comply with Section 422 of the Code.

        Subject to adjustment as provided in Section 4.3, to the extent necessary to comply with Code Section 162(m) the maximum number of Shares and Share equivalent units that may be granted during any fiscal year to any one Participant under Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance Awards or any other Award is 500,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. To the extent necessary to comply with Code Section 162(m) the maximum aggregate dollar amount that may be paid to any one Participant during any fiscal year under Performance Units, Performance Awards or any cash-based Award granted under Article 10 is $5,000,000.

        The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

        4.2    Lapsed Awards.    If any Award granted under this Plan (or, after the date on which the Plan is approved by shareholders at the Company's shareholder meeting in March 2012, a Prior Plan) is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. In addition, if a Share subject to an Award is not delivered because the award is settled in cash, then that Share will thereafter be deemed to be available for grant. If a Share subject to an Award is not delivered because it is used to satisfy a tax withholding obligation or used to pay the Exercise Price of an Option, then that share will not thereafter be deemed to be available for grant.

        4.3    Adjustments in Authorized Shares.    If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or other similar change in the corporate structure of the Company affecting the Shares) or if the number of Shares is increased through the payment of a stock dividend, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

        5.1    Eligibility.    All employees, outside directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, are eligible to be Participants in the Plan.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Employees to whom Awards will be granted, and will determine the nature and amount of each Award.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

        6.2    Award Agreement.    Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Exercise Price.    The Committee shall establish the Exercise Price at the time each Option is awarded. The Exercise Price for each share subject to an Option will be at least one hundred percent of the Fair Market Value on the date the Option is granted.

        6.4    Duration of Options.    Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

        6.5    No Dividend Equivalents.    Subject to Section 4.3, the Committee may not grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options.

        6.6    Exercise of Options.    Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        6.7    Payment.    The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

        The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) by tendering Shares owned by the Participant and duly endorsed for transfer to the Company, Shares issuable to the Participant upon exercise of the

Option, or any combination of cash, certified or cashier's check and Shares described in this clause (b); or (c) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law. Any cashless exercise must meet the requirements of the Federal Reserve Board's Regulation T and any applicable securities law restrictions. For this purpose, "cashless" exercise will mean that the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings). No more than the minimum required withholding may be satisfied by the tender of Shares.

        6.8    Termination of Service.    Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.

        6.9    Nontransferability of Options.    Except as otherwise provided in a Participant's Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant's Award Agreement, all Options will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

        The Committee may impose any other restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

        Notwithstanding the foregoing, a Participant, at any time prior to his or her death, may assign all or any portion of a vested Option (other than an Incentive Stock Option) granted to him or her to a family member or a charitable organization or Code Section 501(c) private foundation meeting the requirements of Code Section 170(c). For purposes of Section 12(a), "family member" shall mean a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any such transferee shall enter into a written agreement with the Company authorizing the Company to withhold shares of stock that would otherwise be delivered to such person upon an exercise of the Option to pay any federal, state, local, or other taxes that may be required to be withheld or paid in connection with such exercise, in the event that the Participant is subject to withholding taxes and does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid. In the event of such transfer, the transferee will be entitled to all of the Participant's rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions, and restrictions applicable to the Option, as set forth herein and in the related Option agreement. Any such assignment will be permitted only if the Participant does not receive any consideration therefore and does not violate applicable securities laws. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment.

        6.10    Special Provisions for ISOs.    Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

  (a)
  The Committee may award Incentive Stock Options only to employees.

  (b)
  An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

  (c)
  If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then: (i) the Exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the date the Option is granted; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

  (d)
  No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Effective Date, as defined in Article 2, provided, however, that no Option will qualify as an Incentive Stock Option unless shareholder approval is obtained within 12 months of the Effective Date. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date.

  (e)
  An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

  (f)
  An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two.

        Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

        SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

        7.3    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

        7.4    Award Agreement.    Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.

        7.5    Term of SARs.    The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

        7.6    Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

  (b)
  the number of Shares as to which the SAR is exercised.

        The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

        7.7    Termination of Service.    Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant's Award Agreement, all SARs will be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

        7.9    No Dividend Equivalents.    Subject to Section 4.3, the Committee may not grant payments in connection with SARs that are equivalent to dividends declared and paid on the Shares underlying the SARs.

Article 8. Restricted Stock, Restricted Stock Units and Restricted Units

        8.1    Grant of Restricted Stock, Restricted Stock Units or Restricted Units.    Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock, Restricted Stock Units or Restricted Units to Participants in such amounts as it determines.

        8.2    Award Agreement.    Each grant of Restricted Stock, Restricted Units or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, the conditions under which the shares may be forfeited to the Company, and such other provisions as the Committee determines. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

        8.3    Nontransferability.    Restricted Stock, Restricted Units and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the

Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock, Restricted Units and Restricted Stock Units will be available during the Participant's lifetime only to the Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

        8.4    Other Restrictions.    Subject to Article 11, the Committee may impose such other conditions or restrictions on any Restricted Stock, Restricted Units or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

        The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

        8.5    Payment of Awards.    Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit or Restricted Stock Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on a later date provided in the Award Agreement.

        8.6    Voting Rights.    During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

        8.7    Dividends and Other Distributions.    During the Restriction Period, Participants awarded Shares of Restricted Stock, Restricted Units or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes.

        The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and the Restricted Stock continue to be eligible for the Performance-Based Exception.

        8.8    Termination of Service.    Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock, Restricted Stock Units or Restricted Units after his or her termination of Service with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

 Article 9. Performance Units, Performance Shares, Performance Awards, and Other Awards

        9.1    Grant of Performance Units or Performance Shares.    Subject to the terms of the Plan, the Committee shall have the authority to grant Performance Units, Performance Shares, or Performance Awards to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. Each grant of Performance Shares, Performance Units, and Performance Awards (other than annual Awards) shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

        9.2    Value of Performance Units and Performance Shares.    Each Performance Unit will have an initial value established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.

        9.3    Earning of Performance Units, Performance Shares, and Performance Awards.    Performance Shares, Performance Units, and Performance Awards shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares, Performance Units, and Performance Awards on the Participant completing a minimum period of Service following the grant date or on such other conditions as the Committee shall specify. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple (not to exceed 200%) as the Committee shall specify.

        9.4    Performance Criteria.    For purposes of this Article 9, the term "Performance Criteria" shall mean any one or more of the performance measures provided in Article 10.

        9.5    Special Rule for Performance Criteria.    If, at the time of grant, the Committee intends an Award of Performance Shares, Performance Units, or Performance Awards to qualify as "other performance-based compensation" within the meaning of Section 162(m)(4) of the Code, the Committee must establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code).

        9.6    Certification of Attainment of Performance Criteria.    As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares, the number and value of Performance Units, or the amount of the Performance Award, that have been earned on the basis of performance in relation to the established Performance Criteria.

        9.7    Award Agreement.    Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

        9.8    Form and Timing of Payment of Performance Units, Performance Shares, and Performance Awards.     Except as provided in Article 12, payment of earned Performance Units, Performance Shares, and Performance Awards will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units, Performance Shares, and Performance Awards in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

        9.9    Termination of Service.    Each Participant's Award Agreement will set forth the extent to which the Participant has the right to receive a payout of the Performance Units, Performance Shares, and Performance Awards after his or her termination of Service with the Company and all Affiliates. Payment of earned Performance Units, Performance Shares, and Performance Awards will be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement.

        9.10    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Units, Performance Shares, and Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan will be exercisable during the Participant's lifetime only by the Participant or Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

        9.11    Other Awards.    In addition to the Awards described in Articles 6 through 8 and Sections 9.1 through 9.10 above, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options.

Article 10. Performance Measures

        Unless and until the Committee proposes and the Company's shareholders approve a change in the general performance measures set forth in this Article 10, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

  (a)
  earnings growth;

  (b)
  earnings per share of common stock;

  (c)
  net earnings;

  (d)
  operating earnings or income;

  (e)
  earnings before interest, taxes, depreciation and amortization (EBITDA);

  (f)
  net sales growth;

  (g)
  net income (absolute or competitive growth rates comparative);

  (h)
  net income applicable to common stock;

  (i)
  cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

  (j)
  operating earnings or income per share of common stock;

  (k)
  revenues;

  (l)
  shareholders' equity;

  (m)
  return on shareholders' equity (absolute or peer-group comparative);

  (n)
  stock price (absolute or peer-group comparative);

  (o)
  absolute and/or relative return on common shareholders equity;

  (p)
  absolute and/or relative return on capital;

  (q)
  absolute and/or relative return on assets;

  (r)
  economic value added (income in excess of cost of capital);

  (s)
  operating margins;

  (t)
  total shareholder return;

  (u)
  customer satisfaction;

  (v)
  quality metrics;

  (w)
  expenses or expense reduction;

  (x)
  debt-to-capital ratio;

  (y)
  market share; and

  (z)
  ratio of operating expenses to operating revenues.

        The Committee may specify any reasonable definition of the performance measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; effects of currency fluctuations; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; discontinued operations; and other non-operating items.

        The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

        If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

Article 11. Beneficiary Designation

        Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

Article 12. Deferrals

        The Committee may, consistent with the requirements of Code Section 409A, permit a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, Restricted Stock Units, Restricted Units or other Awards, or the satisfaction of any requirements or objectives with respect to Performance Units, Performance Shares or other Awards. If any such deferral election is permitted, the Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Code Section 409A.

Article 13. Rights of Employees

        13.1    Employment.    Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

        13.2    Participation.    No Eligible Employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 14. Change in Control

        14.1    Treatment of Outstanding Awards.    Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

  (a)
  any and all outstanding Options and SARs will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout their entire term (the "Vested Options and SARs"); provided, however, that, with respect to Vested Options and SARs that are not exercised in connection with the Change in Control, such Vested Options and SARs will be subject to the provisions of Section 14.1(e) below, as applicable;

  (b)
  any Restriction Periods or other restrictions imposed on Restricted Stock, Restricted Stock Units and Restricted Units will lapse, except that the degree of vesting associated with those awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 14.1(c) or Section 14.1(d), as applicable;

  (c)
  except as otherwise provided in the Award Agreement, the vesting of all Performance Units, Performance Shares, and Performance Awards will be accelerated as of the effective date of the Change in Control, and Participants will be paid in cash, within thirty days after the effective date of the Change in Control, a pro rata amount based on an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the Performance Period that elapsed prior to the effective date of the Change in Control;

  (d)
  notwithstanding the foregoing, if the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts made pursuant to Sections 14.1(b) and (c) will be made at levels commensurate with the actual performance (determined by extrapolating the actual performance to the end of the Performance Period) based on the length of time within the Performance Period that elapsed prior to the Change in Control;

  (e)
  if the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (A) the continuation of the Vested Options and SARs by the Company, if the Company is the surviving corporation; (B) the assumption of the Vested Options and SARs by the surviving corporation or its parent or subsidiary; (C) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the Vested Options and SARs; or (D) settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be canceled;

  (f)
  to the extent that Restricted Stock, Restricted Units and Restricted Stock Units settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction; and

  (g)
  for purposes of this Section 14.1(e), Change in Control Price shall mean the Fair Market Value of a Share upon a Change in Control, and to the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

        14.2    Termination, Amendment and Modifications of Change in Control Provisions.    Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Article 14 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award in any material way theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the termination, amendment or modification.

Article 15. Amendment, Modification and Termination

        15.1    Amendment, Modification and Termination.    Subject to Section 14.2, the Committee or Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part, subject to any stockholder approval that the Board determines to be necessary or advisable.

        Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee shall not, without the prior approval of the Company's shareholders, (i) cancel any outstanding Option or SAR for the purpose of reissuing the Option to the Participant at a lower exercise price, (ii) exchange any outstanding Option or SAR whose exercise price is equal to or greater than the current Fair Market Value of a share of Common stock for cash or another Award, (iii) reduce the exercise price of an outstanding Option or SAR, or (iv) take any other action that would be a "repricing" of the Option or SAR. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

        15.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee shall, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (i) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, (ii) in recognition of changes in applicable laws, regulations, or accounting principles, or (iii) whenever the Committee determines that such adjustments are necessary, equitable and/or appropriate. In the case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

        15.3    Compensation Recoupment Policy.    Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the Company pursuant to any "clawback" or similar compensation recoupment policy that may be established by the Company.

        15.4    Awards Previously Granted.    No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

        15.5    Compliance with Code Section 162(m) and Code Section 409A.    Awards are intended to comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a "specified employee" (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to the Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant's termination of employment, and (ii) the date of the Participant's death. A termination of employment shall be deemed to occur only if it is a "separation from service" within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to "termination," "termination of employment," or like terms shall mean a "separation from service." A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to twenty percent (20%) or less of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

Article 16. Withholding

        16.1    Tax Withholding.    The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload options to be granted in connection with any Shares used to pay a tax withholding obligation.

        16.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 17. Indemnification

        Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 18. Successors

        All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 19. Legal Construction

        19.1    Number.    Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

        19.2    Severability.    If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

        19.3    Requirements of Law.    The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

        19.4    Securities Law Compliance.    As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        19.5    Awards to Foreign Nationals and Employees Outside the United States.    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

        19.6    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

        19.7    Governing Law.    To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to principles of conflicts of law.

* * * * *

MAXIMUS, INC. 11419 SUNSET HILLS ROAD RESTON, VA 20190-527 ATTN: DAVID FRANCIS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 0 0 0 01 Richard A. Montoni 02 Raymond B. Ruddy 03 Wellington E. Webb The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5. For Against Abstain 2. Approval of the Annual Management Bonus Plan, which is intended to satisfy the tax deduction requirements of Internal Revenue Code Section 162(m). 3. Approval of the 2011 Equity Incentive Plan and, in order to satisfy Internal Revenue Code Section 162(m), the performance goals thereunder. 4. An advisory vote to approve the compensation of the Named Executive Officers. 5. The ratification of the appointment of Ernst & Young LLP as our independent public accountants for our 2012 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0 0 0 0 0 0 0 0 0 0 0 0 0000119771_1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000119771_2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . MAXIMUS, INC. Annual Meeting of Shareholders March 7, 2012 at 11:00 AM (Eastern Time) This proxy is solicited by the Board of Directors The shareholder hereby appoints David N. Walker, Dominic A. Corley and David R. Francis, and each of them acting singly, as the attorneys and proxies of the shareholder, with the full power of substitution, and hereby authorizes them to represent and to vote, as designated on this ballot, all of the shares of capital stock of MAXIMUS, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held on March 7, 2012, and at all adjournments thereof, at the corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia, hereby revoking any proxy heretofore given with respect to such shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side